Exhibit 10.13

EXECUTION VERSION

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS AGREEMENT. THE REDACTIONS ARE INDICATED WITH FIVE ASTERISKS (“*****”). A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECOND AMENDED AND RESTATED SECURED PROMISSORY NOTE

$43,063,720	July 17, 2009

For value received, FIRST WIND ACQUISITION IV, LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to the order of HSH NORDBANK AG, NEW YORK BRANCH (the “Lender” and together with any other lenders added from time to time, the “Lenders”), the aggregate principal amount of FORTY-THREE MILLION SIXTY-THREE THOUSAND SEVEN HUNDRED TWENTY U.S. DOLLARS ($43,063,720) (or such other amount as shall actually be advanced hereunder), together with all accrued and unpaid interest at the Interest Rate (as defined below), on or prior to the Maturity Date (as defined below) pursuant to the provisions of this Second Amended and Restated Secured Promissory Note (this “Note”).

The Borrower promises to pay interest on the outstanding principal amount of each Loan advanced under this Note for the period from and including the date of such advance to but excluding the date such advance shall be repaid in full, at an interest rate per annum equal to LIBOR plus the Applicable Margin (the “Interest Rate”). Any principal not repaid when due shall bear interest from and including the date due to but excluding the date on which such amount is repaid in full at a rate per annum equal to the Default Rate. All accrued and unpaid interest and accrued and unpaid fees hereunder shall be payable on the Maturity Date. Interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

All payments under this Note shall be made in lawful money of the United States, in immediately available funds and without set-off, deduction or counterclaim. Any extension of time for the repayment of the principal outstanding under this Note resulting from the due date falling on a non-Business Day shall be included in the computation of interest.

The Borrower hereby waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note except for such notice as provided herein.

This Note amends and restates in its entirety the Amended and Restated Secured Promissory Note dated December 12, 2008, by the Borrower, in favor of the Lender as amended by that certain Amendment No. 1 to Amended and Restated Secured Promissory Note, dated as of January 22, 2009, as further amended by that certain Amendment No. 2 to Amended and Restated Secured Promissory Note, dated as of February 26, 2009, and as further amended by that certain Amendment No. 3 to Amended and Restated Secured Promissory Note, dated as of April 22, 2009 (the Secured Promissory Note, as so amended, the “Amended and Restated Note”).

1.                                      Definitions and Interpretation.

(a)                                  Definitions.  The terms listed below shall be defined as follows:

“Administrative Agent” shall mean HSH Nordbank AG, acting through its New York branch, in its capacity as administrative agent for the Lenders under this Note.

“Advance Rate” shall have the meaning assigned to such term in Schedule 1 hereto.

“Affiliate” shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or membership or partnership or other ownership interests, by contract or otherwise); provided, that in any event, any Person which owns directly or indirectly 30% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 30% or more of the membership or partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“AIMCO Intercreditor Agreement” shall mean that certain intercreditor agreement dated as of the date hereof by and between HSHN and Alberta Investment Management Corporation.

“AIMCO Holdco” shall mean CSSW Holdings, LLC, a Delaware limited liability company.

“AIMCO Issuer” shall mean CSSW, LLC, a Delaware limited liability company.

“Anti-Money Laundering Laws” means any laws or regulations relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA PATRIOT Act); Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; the Financial Record keeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; and any similar laws or regulations currently in force or hereafter enacted.

“Applicable Margin” shall mean 4.75%.

“Appraisal Procedure” shall have the meaning assigned to such term in Schedule 2.

“Appraised Value” shall mean, with respect to any Turbine, the result of the most-recently conducted Appraisal Procedure, as set forth in Schedule 2.

“Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate for such day plus 0.75% per annum. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

“Base Rate Loans” shall mean loans that accrue interest at interest rates based upon the Base Rate.

“Basic Documents” shall mean this Note, the Subordination Agreement, the AIMCO Intercreditor Agreement, the Security Agreements, the Fee Letter, the Guarantees, the Omnibus Agreement and any other document or instrument now existing or hereafter entered into that relates to any extensions of credit at any time made available by the Lenders to the Borrower.

“Borrowing Date” shall mean, in respect of any Loan, the date such Loan is made.

“Borrowing Notice” shall mean a borrowing notice to be delivered by the Borrower to the Administrative Agent, substantially in the form of Exhibit A attached hereto.

“Budget Termination Event” shall mean the occurrence of all of the following: (a)(i) the Release Event or (ii) pursuant to a request by the Borrower, the Administrative Agent has provided written confirmation that the aggregate outstanding amount of Loans under this Note and the FWA Note is equal to or less than $*****; and (b) no Default or Event of Default shall have occurred and be continuing as of such date.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks are authorized or required to close in New York, New York.

“Change of Control” shall mean an event or any series of events by which (a) First Wind Holdings ceases to have the power, directly or indirectly, to vote or direct the voting of membership interests carrying the voting rights to elect the majority of the board of directors of the Borrower or (b) First Wind Holdings ceases to own legally and beneficially at least 50% of the membership or economic interests of the Borrower.

“Clipper” shall mean Clipper Turbine Works, Inc., a Delaware corporation.

“Clipper Fleet Services” shall mean Clipper Fleet Services, Inc., a Delaware corporation.

“COD” shall mean, with respect to any Project, the commercial operation date of such Project, which shall be deemed to occur when at least *****% of the Turbines to be installed at such Project have been installed (with installation and start-up of the remaining Turbines being diligently pursued), energized, connected to the grid and otherwise ready to generate electricity for commercial sale, and all such installed Turbines shall have qualified for PTCs.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” shall mean all assets which are subject or required to become subject to the security interests or liens granted by the Borrower, the Intermediate Holding Companies, Corresponding Project Companies, and such other entities as set forth in Schedule 3, as applicable, under any of the Security Agreements, including, without limitation (a) all right, title and interest of the Borrower and the Project Companies under the Material Project Documents, as set forth on Schedule 5, then in effect with respect to the Projects, (b) the Pledged Equity Interests, and (c) all permits then in effect with respect to the Projects.

“Collateral Agent” shall mean HSH Nordbank AG, acting through its New York branch, in its capacity as collateral agent for the secured parties under the Security Agreements.

“Commitment” shall mean the commitment of the Lender to make Loans to the Borrower under, and on the terms of, this Note up to the aggregate amount of Forty-Three Million Sixty-Three Thousand Seven Hundred Twenty Dollars ($43,063,720).

“Commitment Fee” shall mean an amount equal to one-half percent (0.50%) per annum on the average daily unutilized portion of the Commitment.

“Commodity Hedge/Power Sales Agreement” shall mean any agreement (including each confirmation entered into pursuant to a master agreement or similar agreement) providing for any swap, cap, collar, put, call, floor, future, option, spot, forward or credit sleeve, and any power and/or capacity purchase or sale agreement, power transmission agreement, ancillary services and capacity sales and purchase agreements, renewable energy credit or other environmental attributes sale or purchase agreements, netting agreement or similar agreement entered into in respect of any commodity, or any energy management agreement, in all cases whether settled physically or financially.

“Contract Price” shall mean the price for any Turbine or set of Turbines, as applicable, as set forth under the Defined Contract Price in the Turbine Supply Documents (as such Turbine Supply Documents were in effect on December 31, 2008) for such Turbine or Turbines; provided that upon repayment in full of the Corresponding Term Loans for any Turbine(s), the Contract Price for such Turbine(s) shall equal zero.

“Contributed Equity” shall mean, on any Top-Up Date, for each Turbine, an amount, as shown on the Top-Up Schedule then in effect, equal to the principal prepayments and repayments made since the Effective Date.

“Corresponding Term Loans” shall mean, with respect to any Turbine, the Loans the proceeds of which were used to finance in whole or in part the purchase of such Turbine by the Borrower or the reimbursement of amounts paid to the turbine supplier under the Turbine

Supply Documents for such Turbine and related services as described in the Turbine Supply Documents.

“Corresponding Project Company” shall mean, with respect to any Turbine financed with Loans under this Note, any Project Company owning a Project at which such Turbine is intended to be or has been installed, as set out on the Top-Up Amount Schedule (as updated from time to time by the Administrative Agent pursuant to the terms and provisions of this Note); provided, that a Project Company shall no longer be a Corresponding Project Company as provided under Section 5(y) or Section 5(z) upon the indefeasible repayment in full of all Corresponding Term Loans (including the principal of and all interest and fees on such Corresponding Term Loans) for all Turbines installed or intended to be installed at such Project and the release of such Corresponding Project Company, such Project and such Turbines from the lien of the Security Agreements in accordance with their terms.

“Default” shall mean any event that with the passage or time or giving notice would result in an Event of Default.

“Default Rate” shall mean, in respect of any amount not paid when due, the rate per annum equal to the sum of the applicable interest rate set forth in Section 2(e)(i) plus two percent (2.00%) per annum; provided, that the Default Rate shall not exceed the maximum rate of interest permitted to be charged in accordance with applicable law.

“Defined Contract Price” shall mean the price assigned to the term “Total Contract Price” in the TPO No. 10 and the term “Contract Price” in the Turbine Supply Documents set forth on Schedule 10, as applicable.

“Documentation” shall have the meaning assigned to such term in Section 3(a)(xiii).

“Dollars” and “$” shall mean lawful money of the United States of America.

“Effective Date” shall have the meaning assigned to such term in Section 3(a).

“Eligible Qualified Projects” shall mean the Projects identified on Schedule 4, as adjusted pursuant to Sections 5(x) and (y).

“Event of Default” shall have the meaning assigned to such term in Section 6 of this Note.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the United States Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean the fee letter dated as of the date hereof, between the Borrower and the Lender (as amended, modified or supplemented from time to time).

“FEIN” shall have the meaning assigned to such term in Section 3(a)(xiii).

“First Wind Holdings” shall mean First Wind Holdings, LLC, a Delaware limited liability company and the parent of the Borrower (formerly known as UPC Wind Partners LLC).

“First Wind Holdings Loan Agreement” shall mean the Letter of Credit and Reimbursement Agreement, dated as of the date hereof, by and between First Wind Holdings, as borrower and HSHN, as lender, arranger, issuing bank, collateral agent and administrative agent (as amended, modified or supplemented from time to time).

“FWA” shall mean First Wind Acquisition, LLC, a Delaware limited liability company.

“FWA Note” shall mean that certain Fourth Amended and Restated Secured Promissory Note, dated as of the date hereof, between FWA, as borrower, and HSHN, as lender, administrative agent and collateral agent (as amended, modified and supplemented and in effect from time to time).

“GAAP” shall mean generally accepted accounting principles in the United States, consistently applied.

“Governmental Approvals” shall mean (a) any authorizations, consents, approvals, licenses, rulings, permits, tariffs, rates, certifications, filings, variances, orders, judgments, decrees by or with a relevant governmental authority and (b) any required notice to, any declaration of, or with, or any registration by, or with, any relevant governmental authority.

“Governmental Authority” shall mean any national, state, municipal, territorial, or local government, any political subdivision thereof or any other governmental department, commission, board, judicial, public, regulatory or statutory instrumentality, authority, body, agency, bureau or entity, (including any zoning authority, FERC and the New York State Public Service Commission), any of which has the authority to bind a party at law or having jurisdiction over the Borrower, the Project Companies.

“Guarantees” shall mean the Parent Guaranty and the VW Guaranty.

“Holdback Amount” shall mean, with respect to a Turbine or Turbine Supply Document (as applicable), the product of (a) Value therefor and (b) the Holdback Percentage.

“Holdback Percentage” shall mean (a) with respect to the Sheffield Project, ***** and (b) with respect to the Steel Winds II Project, *****.

“HSHN” shall mean HSH Nordbank AG, New York Branch.

“Indebtedness” of any Person shall mean (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property of such Person to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property of such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person; (c) any indebtedness of others secured by a lien or other encumbrance on any property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) all obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person (whether contingent or otherwise); (e) obligations of such Person in respect of surety bonds or similar instruments (whether contingent or otherwise); (f) obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property of such Person to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles applied on a consistent basis (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and (g) indebtedness of others as described in clauses (a) through (f) above in any manner guaranteed by such Person or as to which such Person has an obligation substantially the economic equivalent of a guarantee.

“Independent Appraiser” shall mean DAI Management Consultants, Inc., or any other independent and nationally recognized appraiser selected by the Administrative Agent and, unless an Event of Default has occurred and is continuing, approved by the Borrower.

“Independent Engineer” shall mean Garrad Hassan America, Inc., or any other independent and nationally recognized engineer selected by the Majority Lenders and, unless an Event of Default has occurred and is continuing, approved by the Borrower.

“Insurance Consultant” shall mean Moore McNeil, LLC or its successor selected by the Majority Lenders and, unless an Event of Default has occurred and is continuing, approved by the Borrower.

“Interest Payment Date” shall mean the last day of each Interest Period for any Loan.

“Interest Period” shall mean each period commencing on the Borrowing Date and ending on the numerically corresponding day in the succeeding first, second or third calendar month, as the Borrower may select, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period for any Loan may commence before and end after any date on which the Borrower is obligated to make any payment of principal if, in order to make that payment, the Borrower would be required to pay all or any part of such Loan prior to the last day of that Interest Period and (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day, unless such next succeeding Business Day falls in the next succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day.

“Interest Rate Protection Agreement” shall mean any interest rate protection agreement entered into between the Borrower and HSHN.

“Intermediate Holding Companies” shall mean the subsidiaries of First Wind Holdings that directly or indirectly own interests in any Corresponding Project Company.

“LIBO Rate” shall mean, for each LIBO Rate Interest Period, a rate of interest per annum, calculated on the basis of a 360 day year, equal to the simple average (rounded upward, if necessary, to the nearest whole multiple of 1/100 of one percent) of the rates shown on USD-LIBOR setting as published on Reuters / Telerate page 3750 (or any substitute thereof) with respect to the banks in the London interbank market named in the display as at 11:00 a.m. (London, England time) on the second Business Day prior to the first day of the relevant LIBO Rate Interest Period, for a deposit period comparable to the LIBO Rate Interest Period, or if available from the Lenders, the rate per annum equal to the rate quoted by the Lenders for Dollar deposits at or about 10:00 a.m., New York City time, on the Business Day to begin such LIBO Rate Interest Period in the London interbank eurodollar market for delivery on such day for the number of days comprised therein and in an amount comparable to the amount of its LIBO Rate Loan to be outstanding during such LIBO Rate Interest Period.

“LIBO Rate Interest Period” shall mean any of the one, two or three month periods selected by the Borrower from time to time with respect to the LIBO Rate Loans by delivery of a written notice to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, at least three (3) Business Days prior to the commencement of such LIBO Rate Interest Period; provided, however, if the Borrower does not notify the Administrative Agent of the next LIBO Rate Interest Period for any LIBO Rate Loan by the date set forth herein, such LIBO Rate Loan shall automatically continue as a LIBO Rate Loan with the same LIBO Rate Interest Period expiring for such prior LIBO Rate Loan, but no later than the Maturity Date; and, provided, further that (i) each LIBO Rate Interest Period ending on a day other than a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day occurs in the next following calendar month, in which case such LIBO Rate Interest Period shall end on the next preceding Business Day, and (ii) any LIBO Rate Interest Period that would extend beyond the Maturity Date for such Loan shall end on the relevant Maturity Date.

“LIBO Rate Loans” shall mean Loans that accrue interest at interest rates based upon the LIBO Rate.

“Loan Availability Period” shall mean the period from and including the Effective Date to but excluding the earlier of (a) the Maturity Date and (b) the date of termination of the Commitment.

“Loans” shall mean the loans made to the Borrower by the Lenders evidenced by this Note, collectively or individually, as appropriate.

“Majority Lenders” shall mean any combination of Lenders party to this Note whose collective Proportionate Share is greater than fifty percent (50%).

“Material Adverse Effect” shall mean any event, condition or occurrence of whatever nature that would result in a material adverse change in (a) the business, results of operations, condition or financial condition of the Borrower, the Corresponding Project Companies taken as a whole, or First Wind Holdings, (b) the ability of the Borrower, each Corresponding Project Company or First Wind Holdings to perform its respective obligations under the Basic Documents to which such entity is a party, or (c) the validity, priority and enforceability of the Lenders’ liens on the Collateral.

“Material Project Documents” shall mean each of the following project documents executed and delivered with respect to a Project: (a) the project documents listed on Schedule 5, (b) any Commodity Hedge Agreement, (c) an interconnection agreement, (d) all necessary real estate documents for the Project, (e) the Turbine Supply Agreements (including the Turbine Supply Agreements assigned and transferred to any Eligible Qualified Project), (f) a warranty agreement for the related Project, (g) a service agreement for the related Project, (h) an operations and maintenance agreement, and (i) any other project documents, in the case of clauses (f), (g), (h) and (i), necessary for the development, construction, ownership and operation of the Project, including any power purchase agreements, balance of plant contracts or equity capital contributions agreements.

“Maturity Date” shall mean June 30, 2010.

“Maximum Debt Capacity” shall mean, on any Top-Up Date, for each Turbine or Turbine Supply Document, an amount, as shown in the Top-Up Schedule, determined in accordance with the following formula:

(Value less Holdback Amount) multiplied by Advance Rate

“Members” shall mean (a) D. E. Shaw MWP Acquisition Holdings, L.L.C., (b) Madison Dearborn Capital Partners IV, L.P., and (c) UPC Wind Partners II, LLC, each in its capacity as a member of First Wind Holdings on the date hereof, including, in all cases, their respective successors and permitted assigns.

“Net Cash Proceeds” shall mean (a) with respect to any Subject Disposition, the aggregate cash proceeds actually received by First Wind Holdings and its subsidiaries pursuant to such Subject Disposition net of (i) the costs relating to such Subject Disposition (including, without limitation, sales commissions, and legal, accounting, investment banking and other professional fees, commissions and expenses), (ii) any portion of such proceeds deposited in an escrow account pursuant to the documentation relating to such Subject Disposition, (iii) taxes paid or reasonably estimated by First Wind Holdings and its subsidiaries to be payable as a result thereof, (iv) amounts required to be applied to the repayment of any Indebtedness secured by a Permitted Lien on the asset subject to such Subject Disposition (including the repayment of corresponding term loans including accrued interest and fees thereon), (v) all money actually applied (or committed to be applied) to repair, replace or reconstruct damaged property or property affected by a casualty event or condemnation, all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments and (vi) any portion of any such proceeds which First Wind Holdings and its subsidiaries determines in good faith should be reserved for post-closing adjustments and indemnities; and (b) with respect to any debt or equity financing, the aggregate cash proceeds actually received by First Wind Holdings and its subsidiaries pursuant to such debt or equity financing, net of (i) the costs relating to such financing (including sales and underwriter’s commission), (ii) the repayment of corresponding term loans including accrued interest and fees thereon, and (iii) with respect to any financing by a Project Company or its immediate parent company, an amount for (A) a working capital reserve equal to the aggregate budgeted operating expenditures for such Project Company for the next succeeding three (3) months and (B) any reserves required by the terms of contractual limitations under joint ventures with non-Affiliates, tax equity documents or other financing arrangements in respect of such Project Company.

“Net Top-Up Amount” shall mean the net amount of the aggregate Top-Up Amounts for all Turbines (as shown on the Top-Up Schedule then in effect) as of any Top-Up Date.

“Non-Revenue EQP Document” shall mean any contract, agreement, or document relating to the ownership, development, construction, testing, operation, maintenance, repair, insurance, management, administration or use of any of the Eligible Qualified Projects, provided that the following shall not constitute “Non-Revenue EQP Documents” hereunder: (a) the Turbine Supply Documents, (b) any Commodity Hedge/Power Sales Agreement, and (c) any agreement in respect of Indebtedness, including without limitation the First Wind Holdings Loan Agreement and any agreement with respect to the Term Loans.

“Notice of Extension” shall mean the written notice of extension substantially in the form of Exhibit B attached hereto.

“Obligors” shall mean the Borrower, First Wind Holdings, the Intermediate Holding Companies and each Corresponding Project Company.

“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

“OFAC Laws” means any laws, regulations, and Executive Orders relating to the economic sanctions programs administered by OFAC, including without limitation, the International Emergency Economic Powers Act, 50 U.S.C. sections 1701 et seq.; the Trading with the Enemy Act, 50 App. U.S.C. sections 1 et seq.; and the Office of Foreign Assets Control, Department of the Treasury Regulations, 31 C.F.R. Parts 500 et seq. (implementing the economic sanctions programs administered by OFAC).

“OFAC SDN List” means the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC.

“OFAC Violation” has the meaning assigned to such term in Section 5(bb)(v) of this Note.

“Original Note” shall have the meaning assigned to such term in the preamble to this Note.

“Parent Guaranty” shall mean that certain Second Amended and Restated Guaranty dated as of the date hereof, by First Wind Holdings in favor of the Lender (as amended, modified or supplemented from time to time).

“Permitted Indebtedness” shall mean (a) the Loan and other Indebtedness under the Basic Documents; (b) the Indebtedness incurred under any of the Turbine Supply Documents; (c) trade payables or other similar Indebtedness incurred in the ordinary course of business; (d) Indebtedness incurred under the Interest Rate Protection Agreements; (e) intercompany loans to the Borrower by First Wind Holdings, provided in each case that such loans are unsecured and are subordinated in all respects to the Loan hereunder pursuant to an intercreditor agreement that is similar in form and in substance to the Intercreditor Agreement; (f) Indebtedness of the Borrower secured by second liens on Turbines that is at all times subordinated to the Obligations on terms satisfactory to the Administrative Agent in its sole discretion; provided, that subject to the Administrative Agent’s approval, the Borrower may pay current interest thereon on such terms acceptable to the Administrative Agent; (g) the financing of any Eligible Qualified Project hereunder for which the Corresponding Term Loans have been repaid in full and all excess proceeds of such financing, if any, are distributed to First Wind Holdings, deposited in accounts subject to the lien of the Security Agreements, as defined in the Parent Guaranty, and applied in accordance with Section 3(d) thereunder; and (h) other Indebtedness permitted under the Parent Guaranty.

“Permitted Liens” shall mean (a) any liens created pursuant to the Basic Documents or the Material Project Documents; (b) liens imposed by law for taxes that are not yet due or that are being contested in good faith by the Borrower and for which adequate reserves have been set aside therefor or that are secured by a bond reasonably acceptable to the Administrative Agent; (c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than ninety (90) days and which in the aggregate would not exceed $***** or that are being contested in good faith by the Borrower and for which adequate reserves have been set aside therefor or are secured by a bond reasonably acceptable to the Administrative Agent; (d) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (e) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (f) liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (g) easements, rights-of-way, restrictions, defects or other exceptions to title or other similar encumbrances incurred in the ordinary course of business which are not incurred to secure Indebtedness or are pre-existing at the time the Borrower or Corresponding Project Company obtains the real property rights associated therewith, and which do not in any case detract from the value of the property subject thereto or interfere with the ordinary conduct of business such that it would have a Material Adverse Effect on the Borrower’s or Corresponding Project Company’s ability to comply with its respective obligations under the Basic Documents or Material Project Document, as applicable, to which it is a party; (h) any liens, easements, zoning restrictions, rights-of-way or similar encumbrances on real property comprising the route for the transmission line for any project utilizing the Turbines, and which do not in any case (i) detract from the value of the property subject thereto or (ii) interfere with the ordinary conduct of the Borrower’s business, in either case (i) or (ii), such that it would have a Material Adverse Effect on the Borrower’s ability to comply with its obligations under the Basic Documents to which it is a party; (i) any other liens, easements, zoning restrictions, rights-of-way or similar encumbrances on real property imposed by law or arising in the ordinary course of business but that would not have a Material Adverse Effect on the Borrower’s ability to comply with its obligations under the Basic Documents to which it is a party; (j) liens arising out of judgments or awards that do not otherwise constitute an Event of Default so long as an appeal or proceeding to review is being prosecuted in good faith and for the payment of which adequate reserves have been set aside or are secured by a bond reasonably acceptable to the Administrative Agent; (k) liens junior to the liens created under the Security Agreements that are granted to HSHN, in its capacity as Collateral Agent; and (1) liens on the Turbines in connection with Indebtedness described in clause (f) of the definition of “Permitted Indebtedness” that are at all times subordinated to the liens created under the Security Agreements on terms reasonably satisfactory to the Administrative Agent.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

“Pledged Equity Interests” shall mean all of the issued and outstanding membership interests of First Wind Holdings in the Borrower, and the issued and outstanding membership interests subject to the pledge agreements set forth on Schedule 3.

“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as Lender’s prime rate with respect to extensions of credit made by it in the United States, each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Project” shall mean each project listed on Part II of Schedule 4.

“Project Company” shall mean, collectively or individually, depending on the context, the single-purpose companies listed on Schedule 4, formed and owned, directly or indirectly, by the Borrower for the development, financing, construction, acquisition, ownership, operation and/or maintenance of a Project.

“Project Review” shall have the meaning assigned to such term in Section 5(x).

“Proportionate Share” shall mean, with respect to any Lender, the percentage of the outstanding Loans payable to such Lender plus the unused Commitments of such Lender to the aggregate of the outstanding Loans plus the unused Commitments.

“Prudent Utility Practices” shall mean those practices, methods, equipment, specifications and standards of safety and performance, of which there may be more than one, and as the same may change from time to time, as are generally used by privately owned wind generated electric power generation facilities, which in the exercise of reasonable judgment and in light of the facts known at the time the decision was made, are considered good, safe and prudent practices utilized in connection with the design, construction, operation, maintenance, repair and use of wind generation electrical and other equipment, facilities and improvements of such wind generated electric power generation facilities, and are in accordance with applicable law and generally accepted national standards of professional care, skill, diligence and competence applicable to such practices, with commensurate standards of safety, performance, dependability and efficiency.

“PTC” shall mean a renewable electricity production tax credit provided for within the meaning of Section 45 of the Code or any successor to such section.

“PTC Expiration Date” shall have the meaning assigned to such term in Section 5(x).

“Qualified Project” shall have the meaning assigned to such term in Section 5(x).

“Quarterly Date” shall mean the last Business Day of each calendar quarter.

“Reduced Advance Rate” shall have the meaning assigned to such term in Schedule 1.

“Release Event” means the occurrence of all of the following: (i) the closing of a Subject Disposition or one or more equity or debt (junior to the Lenders, as applicable to the borrowing entity, in all respects) financings resulting in Net Cash Proceeds of $***** or more in the aggregate for all such transactions; provided, that all Net Cash Proceeds of such Subject Disposition, project financing, or equity or junior debt financing are (x) received by First Wind Holdings, and (y) deposited into accounts of First Wind Holdings, subject to the liens granted by the security agreements in respect of the First Wind Holdings Loan Agreement; (ii) the Administrative Agent shall have received a repayment in respect of outstanding Corresponding Term Loans under the FWA Note in an amount equal to $***** (which amount shall be reduced on a pro rata basis in accordance with any repayment(s) of Corresponding Term Loans thereunder (relative to the amount of the Term Loan Commitment as of the Effective Date) that are received by the Administrative Agent subsequent to the Effective Date thereof), upon which repayment of the portion of the Term Loan Commitment shall be terminated pursuant to Section 2(c).

“Security Agreements” shall mean the security agreements identified in Schedule 3 hereto.

“Sheffield Project” shall have the meaning assigned to such term in Schedule 4 hereto.

“Steel Winds II Project” shall have the meaning assigned to such term in Schedule 4 hereto.

“Subject Disposition” shall mean the sale, assignment, lease or other transfer or disposition of all or substantially all of the assets of a Project for value except that none of the following shall constitute a Subject Disposition: (a) any sale, assignment, lease or other transfer or disposition of assets to First Wind Holdings or its subsidiaries, and (b) any sale or other transfer or disposition by way of casualty, loss, damage, destruction or other similar loss or any taking by a Governmental Authority for public or quasi-public use under the power of eminent domain, by reason of public improvement or condemnation or in any other manner that displaces the owner of such assets.

“Subordination Agreement” shall mean that certain Subordination Agreement, dated as of June 30, 2006, between the Lender and First Wind Holdings.

“Term Loan Maturity Date” shall mean June 30, 2010.

“TMDCE” shall mean the total Maximum Debt Capacity for all Turbine Supply Documents as of the Effective Date.

“TMDCT” shall mean, with respect to a Top-Up Date, the total Maximum Debt Capacity for all Turbine Supply Documents as of such Top-Up Date.

“Top-Up Amount” shall mean an amount equal to:

TMDCE less TMDCT less the Contributed Equity.

“Top-Up Cap” shall mean, on each Quarterly Date, $***** (it being understood that the Top-Up Cap shall be applied for all applicable calculations in respect of this Note and the FWA Note in the aggregate).

“Top-Up Date” shall mean each Quarterly Date after the Effective Date.

“Top-Up Schedule” shall mean a schedule indicating for each Turbine financed under this Note and the FWA Note, listed by Turbine Supply Document, (i) the relevant Turbine Supply Document for each Turbine, (ii) the corresponding Eligible Qualified Project to which such Turbine is dedicated, (iii) whether such Eligible Qualified Project is a Qualified Project, (iv) the Contract Price for such Turbine, (v) the most recent Appraised Value of such Turbine, (vi) the then current Advance Rate or Reduced Advance Rate, as applicable, (vii) the Maximum Debt Capacity, (viii) the Contributed Equity, and (ix) the Top-Up Amount. The Top-Up Amount for each Turbine shall be aggregated and netted together to calculate the Net Top-Up Amount to determine whether the Top-Up Cap applies on any given Top-Up Date.

“Transfer” shall mean any transfer, sale, lease, assignment, option, grant or similar arrangement, whether effected directly or indirectly, by which ownership, title or control of any Turbine, or of any rights or interests in or under any Turbine Supply Document, is transferred, conveyed or assigned by the Borrower or any Project Company, as applicable, including any agreement for any future or conditional transfer, conveyance or assignment, to any other Person (including any Affiliate of the Borrower or such Project Company).

“Turbines” shall mean the wind turbine generators and related equipment purchased or to be purchased under the Turbine Supply Documents and financed with Loans under this Note.

“Turbine Supply Documents” shall mean, collectively or individually, the documents as set out in Schedule 10 hereto.

“Type” shall mean LIBO Rate Loans or Base Rate Loans, as applicable, each of which constitutes a Type of Loans.

“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26, 2001), as amended.

“Value” shall mean, with respect to a Turbine or Turbine Supply Document, the lower of the Appraised Value and the Contract Price therefor.

“Vermont Wind” shall mean Vermont Wind Partners, LLC, a Delaware limited liability company.

“VW Guaranty” shall mean that certain Amended and Restated Guaranty and Security Agreement, dated as of December 12, 2008, between Vermont Wind, LLC, and the Collateral Agent.

“Withholding Certificate (Effectively Connected)” shall have the meaning assigned to such term in Section 2(k).

“Withholding Certificate (Portfolio Interest)” shall have the meaning assigned to such term in Section 2(k).

“Withholding Certificate (Treaty)” shall have the meaning assigned to such term in Section 2(k).

(b)                                 Certain Rules of Interpretation.

In this Note, unless otherwise indicated, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed in each instance by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Note; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such agreements or instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Note); and references to Persons include their respective successors and permitted assigns and, in the case of any government authorities, Persons succeeding to their respective functions and capacities.

2.                                       Commitment; Repayment; Prepayment.

(a)                                  Loans.  The Lenders agree to make one or more Loans to the Borrower at any time during the Loan Availability Period in accordance with the terms of this Note, subject to the satisfaction or waiver of the conditions precedent set forth in Section 3, up to an aggregate principal amount equal to the Loan Commitment. Subject to the foregoing:

(i)                                                             for any borrowing, the amount of such borrowing shall equal the product of (A) the Turbine Supply Document installment to be paid with such Term Loan and (B) the percentage equal to the Advance Rate for such Turbine;

(ii)                                                          [Reserved]; and

(iii)                                                       Immediately after any borrowing, the principal amount of the Corresponding Term Loans for a Project shall not exceed the portion of the Commitment that corresponds to such Project as set forth on the attached Schedule 13; provided that upon any permitted reallocation of the Turbines hereunder, the portion of the Commitment that corresponds to such reallocated Turbines shall automatically and concurrently transfer to the Project to which the Turbines have been reallocated.

(b)                                 Reborrowings.  Amounts repaid under this Note may not be reborrowed, except, subject to the satisfaction or waiver of the conditions precedent set forth in Section 3, the Borrower shall be entitled to reborrow, on any Top-Up Date, Loans in the amount equal to the Net Top-Up Amount if such amount is negative; provided, that any amounts repaid under Section 2(i)(i) may not be reborrowed. Notwithstanding the provisions of Section 5(a), the proceeds of such reborrowed loans may be distributed by the Borrower to First Wind Holdings on that Borrowing Date for further application in accordance with Section 3(d) of the Parent Guaranty, as applicable. Notwithstanding any of the foregoing, any reborrowing under this Section 2(b) shall be subject to Section 2(a) (but excluding clauses (i) and (ii) thereof).

(c)                                   Change in Commitment.

(i)             The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Commitment at any time upon not less than three (3) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof) of each such termination or reduction, which notice shall specify the effective date of such termination or reduction and the amount of any such reduction, and shall be irrevocable and effective only upon receipt by the Administrative Agent; provided that, in order to change the Commitment under this Section 2(c)(i), the Borrower must demonstrate to the reasonable satisfaction of the Administrative Agent that it holds sufficient liquidity to perform all of its remaining obligations under each Basic Document and each Turbine Supply Document to which it is a party, or that the Members have provided an equity funding commitment, reasonably satisfactory to the Administrative Agent, to cover any such liquidity shortfall. The portion of the Commitment, once terminated or reduced under this Section 2(c)(i), may not be reinstated.

(ii)                                 Except for the Borrower’s rights under Section 2(b), concurrently with the repayment in full of the Corresponding Term Loans (including all accrued interest and fees) for any Project hereunder, the portion of the Commitment that corresponds to such Project shall automatically be cancelled. The portion of the Commitment, once terminated or reduced under this Section 2(c)(ii), may not be reinstated.

(d)                                  Fees.  The Borrower shall pay to the Administrative Agent for the account of the Arranger the bank fees as required pursuant to the Fee Letter. The Administrative Agent shall provide the Borrower with a notice setting out the amount of any fees and interest to be paid (together, in the case of interest, with a calculation of the derivation of such amount promptly after the relevant LIBO Rate is determined) prior to the relevant Interest Payment Date on which such payment is to be made. The Commitment Fee shall be (i) paid in arrears by the Borrower to the Administrative Agent for the account of each Lender pro rata, on each Quarterly Date during the Loan Availability Period and on the Maturity Date, as applicable, and (ii) calculated on the basis of a year of 360 days for the actual number of days elapsed.

(e)                                   Interest.

(i)                                                             The Borrower shall pay to the Administrative Agent for the account of the Lenders interest on the unpaid balance of all Loans until the Maturity Date, at the following rate per annum (x) the LIBO Rate (as in effect from time to time) plus the Applicable Margin, or (y) the Base Rate plus the Applicable Margin. Interest with respect to LIBO Rate Loans shall be payable on the basis of a year of 360 days for the actual number of days elapsed and interest with respect to Base Rate Loans shall be payable on the basis of a year of 365 days for the actual number of days elapsed. Following the receipt of notice from the Administrative Agent of the occurrence of an Event of Default and as long as such Event of Default is continuing, the interest payable by the Borrower on all Loans then outstanding will be equal to the Default Rate.

(ii)                                                          All interest accrued pursuant to Section 2(e)(i) shall be due and payable to the Administrative Agent for the account of the Lenders as follows: (A) with respect to the LIBO Rate Loans: (i) at the end of each LIBO Rate Interest Period and (ii) on the Maturity Date, and (B) with respect to the Base Rate Loans: (i) on each Quarterly Date and (ii) on the Maturity Date.

(iii)                                                       The Borrower shall have the right, upon delivery of a three (3) Business Days’ prior written notice thereof to the Lender, to convert Loans of one Type into Loans of another Type or to continue Loans of the same Type, subject to Section 2(f), provided, however, that, upon the occurrence and during the continuance of an Event of Default, the Lender may suspend the Borrower’s right to borrow any LIBO Rate Loans, to convert any Base Rate Loan into a LIBO Rate Loan and/or to continue any LIBO Rate Loans, and all LIBO Rate Loans then outstanding shall be automatically converted (on the last day of each respective LIBO Rate Interest Period) into Base Rate Loans.

(f)                                     Yield Protection.

(i)                                                             If, on or before the first day of any LIBO Rate Interest Period for any LIBO Rate Loan, any Lender determines that (A) the LIBO Rate for such LIBO Rate Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in, or other circumstances affecting, the London interbank market, (B) the LIBO Rate for such Loans does not adequately and fairly reflect the cost of making or maintaining the Loans to such Lender, or (C) deposits in Dollars in the London interbank market are not available to such Lender in the ordinary course of business in sufficient amounts to make such LIBO Rate Loans, then, upon the delivery of a written notice describing such conditions to the Borrower, the Borrower shall convert such Loans held by such Lender to Base Rate Loans on the last day of the then current LIBO Rate Interest Period.

(ii)                                                          If, after the date of this Note, the adoption or change in any applicable law or a change in the application or requirements thereof (whether such change occurs in accordance with the terms of such applicable law or as a result of an amendment) makes it illegal or unlawful for any Lender to make or maintain any LIBO Rate Loan, then, upon the delivery of a written notice describing such conditions to the Borrower, (A) the Borrower’s right to request, and such Lender’s obligation to make, any LIBO Rate Loans shall be suspended for as long as such condition remains in effect, and (B) in the event such Lender notifies the Borrower that such Lender may not lawfully continue to fund and maintain such LIBO Rate Loans, the Borrower shall, at the request of such Lender, at the end of the then current LIBO Rate Interest Period, convert such Loans into Base Rate Loans.

(iii)                                                       If, after the date of this Note, any change in laws applicable to any Lender (A) subjects such Lender to any tax, duty or other charges with respect to Loans or changes the basis of taxation with respect to repayment of the Loans (other than taxes, duties or other charges or changes in the basis of taxation on the overall net income of such Lender), (B) imposes any additional reserve, special deposit or other similar requirements for reserves held by the Lender with respect to the Loans (without duplication of any requirement under Section 2(f)(iii)(C)), (C) affects the amount of capital required to be maintained by such Lender with respect to the Loans or Commitments, or (D) otherwise increases the cost to such Lender of making, renewing and maintaining any Loan or any Commitment, then the Borrower shall, from time to time, upon demand of such Lender (accompanied by a certificate from such Lender setting forth in reasonable detail the incurred costs), absent manifest error, pay to such Lender additional amounts sufficient to reimburse or compensate such Lender for such additional costs.

(g)                                Maturity Date.  The aggregate outstanding principal amount of the Loan hereunder shall be due and payable on the Maturity Date and shall accrue interest as set forth in this Note.

(h)                                 Borrowing Notice.  To request a Loan, the Borrower shall submit a completed Borrowing Notice and all documents required as conditions precedent pursuant to Section 3 hereof by 12:00 noon New York time at least two (2) Business Days prior to the requested date of borrowing of such Loan, unless a shorter period is otherwise agreed by the Administrative Agent.

(i)                                     Prepayments.

(i)                                                             Optional Prepayments.  The Borrower shall have the right to make optional prepayments of the outstanding principal of the Loan at any time and in any amount to the Administrative Agent for the account of each Lender; provided, that the Borrower shall give the Administrative Agent irrevocable notice of any such optional prepayment by 12:00 noon New York time on the Business Day prior to the date of such proposed prepayment (which date shall be a Business Day); provided, further, that if such date specified in such notice as the prepayment date is not the Interest Payment Date for any such LIBO Rate Loans to be prepaid, the Borrower shall be obligated to pay any and all breakage fees or costs incurred by the Administrative Agent in connection with any such optional prepayment upon receiving a demand from the Administrative Agent (accompanied by a certificate from the Administrative Agent setting forth in reasonable detail such breakage fees and costs), which shall be conclusive absent manifest error. Prepayments made pursuant to this Section 2(i)(i) shall be applied first, to accrued and uncapitalized fees with respect to the Loan, second, to accrued and uncapitalized interest with respect to the Loan, and last, to the outstanding principal amount of the Loan otherwise payable on the Maturity Date. The principal amounts prepaid under this Section 2(i)(i) may not be reborrowed.

(ii)                                                          Mandatory Prepayments.

(A)                              [Reserved.]

(B)                                Quarterly Top Up.  Within five (5) Business Days after each Top-Up Date occurring on or after December 15, 2009, the Borrower shall prepay Loans in an amount equal to the portion of the Net Top-Up Amount (if such amount is positive) as of such Top-Up Date. The Top-Up Schedule shall be delivered to the Administrative Agent five (5) Business Days prior to the Top-Up Date. The amount of any prepayment pursuant to this Section 2.2(i)(ii)(A) shall be allocated to the respective Corresponding Term Loans for the relevant Turbines unless the total amount of such prepayments being made such date is less than the Net Top-Up Amount, in which case the amount of such prepayment shall be applied to the outstanding Corresponding Term Loans in such manner as the Administrative Agent, in its sole discretion, may determine. The Administrative Agent shall give the Borrower prompt notice of how each prepayment under this Section 2.2(i)(ii)(A) was applied to the outstanding Corresponding Term Loans in respect of each Turbine.

(C)                                Turbine Transfers.  In the event that any Turbine is Transferred or erected at any Project, the Corresponding Term Loans applicable to such Turbine shall become immediately due and payable, together with all interest and fees thereon.

(D)                               Application of Payments.  Prepayments made pursuant to this Section 2(i)(ii) shall be applied first, to accrued and unpaid interest with respect to the applicable Loan, and second, to the outstanding principal amount of the applicable Loan otherwise payable on the Maturity Date. For the avoidance of doubt, proceeds of any financing in connection with Turbines supplied under the Turbine Supply Documents shall be used to prepay the Loans under this Section 2(i)(ii).

(j)                                     Scheduling of Payments.  The Borrower authorizes the Administrative Agent to record the date and amount of the Loans made by each Lender and of each repayment or prepayment of principal thereunder, and the Borrower agrees that all such notations shall constitute prima facie evidence of the matters noted in the absence of manifest error. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of the Borrower’s obligations to repay the full unpaid principal amount of the Loan.

(k)                                  Withholding Certificates.  The Administrative Agent, on the date hereof, and each Lender, upon becoming a Lender hereunder, and each Person to which any Lender grants a participation (or otherwise transfers its interest in this Agreement), agrees that it will deliver, as soon as commercially practicable, to the Borrower and the Administrative Agent (and the Administrative Agent agrees that it will deliver to the Borrower)(i) in the case of the Administrative Agent, Form W-8IMY (together with any withholding statement required by applicable law) in respect of amounts to be received for or on account of the Lenders and Form W-8ECI in respect of amounts to be received for its own account, (ii) in the case of a Lender or Person that is a United States person (as defined in Section 7701(a)(30) of the Code), a copy of a United States Internal Revenue Service Form W 9; or (iii) in the case of a Lender or Person that is not a United States person, a duly completed and executed letter in the form of Exhibit C-1, Exhibit C-2 or Exhibit C-3 (Forms of “Withholding Certificate (Treaty)”, “Withholding Certificate (Effectively Connected)” and “Withholding Certificate (Portfolio Interest)”) as appropriate, and two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that the Administrative Agent or Lender is entitled to receive payments under this Note without deduction or withholding of any United States federal income or withholding taxes and including, in each case, a U.S. taxpayer identification number (“TIN”) if required by such form or otherwise necessary to obtain the benefits being claimed. Each Lender which delivers to the Borrower and the Administrative Agent a Form W-8BEN or W-8ECI pursuant to the preceding sentence further undertakes to deliver to the Borrower and to the Administrative Agent further copies of said letter and Form W-8BEN or W-8ECI, or successor applicable forms, or other manner of certification or procedure, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or within a reasonable time after gaining knowledge of the occurrence of any event requiring a change in the most recent letter and forms previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Administrative Agent, certifying in the case of a Form W-8BEN or W-8ECI that such Lender is entitled to receive payments under this Note and the other Basic Documents without deduction or withholding of any United States federal income or withholding taxes, unless in any such cases an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent a Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income or withholding tax. In the event that any Lender fails or is unable to satisfy the provisions of this Section 2(k), the Borrower, the Administrative Agent and such Lender shall cooperate to find another Person to be substituted for such Lender in the manner provided in Section 10 hereof.

(l)                                     Extension of Interest Periods.  Upon the expiration of an Interest Period on any Loan, the Borrower may extend such Interest Period by giving the Lender an irrevocable

Notice of Extension at least three (3) Business Days prior to such extension, which shall include an option to elect a different Interest Period duration. If the Borrower fails to give timely notice of an election to continue such Loan, such Loan shall be continued automatically for an Interest Period of one (1) month’s duration at the end of the applicable Interest Period with respect thereto. Notwithstanding any other provision of this Note, the Borrower shall not be entitled to request, or elect to continue, any Loan if the Interest Period requested would end after the Maturity Date.

3.                                       Conditions Precedent.

(a)                                  Effective Date.  This Note shall be effective and shall supersede the Amended and Restated Note on and from the date, not later than July 17, 2009, on which each of the following conditions precedent are satisfied by the Borrower (or waived by the Administrative Agent and the Majority Lenders), and in the case of any documents, schedules or certificates described below, are delivered in form and substance reasonably satisfactory to the Agents and the Majority Lenders (the “Effective Date”):

(i)                                     receipt by the Administrative Agent of this Note, which shall be duly authorized, executed and delivered by the Borrower;

(ii)                                  receipt by the Administrative Agent of certificates signed by authorized officers of each Obligor, attaching the certificates of formation, other organizational documents, good standing certificates and incumbency certificates, each as in effect on the Effective Date, or certifying whether and how the certificates of formation, organizational documents and incumbency certificates have changed since those delivered on December 12, 2008 and resolutions regarding the authorization, execution and delivery of each Basic Document to which such Person is a party;

(iii)                               receipt by the Administrative Agent of all Collateral listed on Schedule 3;

(iv)                              except to the extent previously delivered and received, receipt by the Administrative Agent of (i) the Basic Documents and (ii) executed copies of each Turbine Supply Document, certified by the Borrower as true, correct and complete in all material respects and in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;

(v)                                 receipt by the Administrative Agent of opinions of counsel to the Borrower, AIMCO Issuer, AIMCO Holdco and each Person that shall become an Obligor as of the Effective Date in such form and addressing such matters as the Administrative Agent may reasonably request;

(vi)                              each representation and warranty set forth in Section 4 shall be true and correct in all material respects as of the Effective Date (or if such representation and warranty relates solely to an earlier date, as of such date);

(vii)                           creation and perfection of all security interests in, pledges of and liens with respect to the Collateral required to be delivered as of the Effective Date, which shall have attached and shall constitute valid and enforceable first-priority liens on the Collateral (subject to Permitted Liens);

(viii)                        receipt by the Administrative Agent of evidence reasonably satisfactory to it that all financing statements and other instruments or documents necessary to be filed in accordance with the Security Agreements have been filed or will be filed in connection with the funding of the Loans;

(ix)                                the Administrative Agent shall have received UCC search reports of a recent date before the Effective Date with respect to each Person that shall become an Obligor as of the Effective Date, satisfactory to it, for each of the jurisdictions in which the UCC financing statements are intended to be filed in respect of the Collateral;

(x)                                   The Administrative Agent shall have received litigation and docket search reports of a recent date before the Effective Date, satisfactory to the Administrative Agent and the Lenders with respect to each Person that shall become an Obligor as of the Effective Date, for each of the jurisdictions in which such Obligor has a main place of business;

(xi)                                receipt by the Administrative Agent of the most recently available unaudited financial statements (to include a balance sheet and an income and expense statement) of the Borrower dated as of March 31, 2009, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and certified by an authorized officer of the Borrower that such financial statements fairly present, in all material respects, the financial position of the Borrower as at the date thereof;

(xii)                             the fees described in Section 2(d) that are due and payable on the Effective Date shall have been paid to HSHN on or prior to the Effective Date, in full, in immediately available funds;

(xiii)                          in order for HSHN to comply with the requirements under Title III of the USA Patriot Act, each Person that shall become an Obligor as of the Effective Date shall provide to the Administrative Agent certain information or supporting documentation (collectively, “Documentation”) requested by the Administrative Agent as of the Effective Date. HSHN shall, as required by the USA Patriot Act, verify and record any Documentation provided by such Obligor to validate such Obligor’s identity. Documentation that may be requested from such Obligor may include, but is not limited to, a Federal Employer Identification Number (“FEIN”), a certificate of good standing to validate such Obligor’s corporate existence, a certificate of incumbency to authenticate the management of such Obligor, and other government issued certified documents to validate such Obligor’s authorization to conduct business;

(xiv)                         no Default or Event of Default shall have occurred and be continuing; and

(xv)                            the Agents and the Lenders shall have been reimbursed for the reasonable out-of-pocket costs, expenses and charges due and payable pursuant to Section 7(a) to the extent previously invoiced.

(b)                                 Loans.  The obligation of the Lenders to make any disbursements under this Note is subject to the satisfaction by the Borrower, or waiver by the Administrative Agent and the Majority Lenders, of each of the following conditions precedent on or before each Borrowing Date, in the case of any documents, schedules or certificates described below, in form and substance reasonably satisfactory to the Agents and the Majority Lenders:

(i)                                     receipt by the Administrative Agent of a Borrowing Notice for each such advance duly executed and delivered by the Borrower;

(ii)                                  Both immediately prior to the making of any Loan and also immediately after giving effect to the intended use of such Loan the conditions of Section 2(a) have been satisfied;

(iii)                               that, immediately after giving effect to, and to the intended use of, such advance: (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties made by the Borrower in this Note and the other Basic Documents in effect as of the date of such advance are true and complete in all material respects on and as of the date of such advance with the same force and effect as if made on and as of that date (unless expressly stated to have been made as of an earlier date);

(iv)                              each Basic Document and each Turbine Supply Document delivered pursuant to this Section 3(b) to which the Borrower or any Corresponding Project Company is a party shall be in full force and effect and shall constitute a legally valid and binding obligation of the Borrower and each Corresponding Project Company, enforceable against such Persons in accordance with its respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and the application of general principles of equity;

(v)                                 no Material Adverse Effect shall have occurred and be continuing since the date of this Note;

(vi)                              the Agents and the Lenders shall have been reimbursed for the reasonable out-of-pocket costs, expenses and charges due and payable pursuant to Section 7(a); and

(vii)                           insurance complying with the requirements of Schedule 6 shall be in full force and effect and the Administrative Agent shall have received certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer), in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

4.                                       Representations.

The Borrower represents and warrants to the Administrative Agent and each Lender as of the date hereof that:

(a)                                   It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted. It has all requisite limited liability company power and authority to (i) execute and deliver each Basic Document and each Turbine Supply Document to which it is a party, (ii) grant to the Collateral Agent on behalf of the Lenders a first-priority security interest in the Collateral (subject to the Permitted Liens), and (iii) perform all of its obligations under each Basic Document and each Turbine Supply Document to which it is a party.

(b)                                  The execution and delivery by it of each Basic Document and of each Turbine Supply Document to which it is a party and the performance by it of all of its obligations hereunder and thereunder: (i) will not violate or be in conflict with any term or provision of (A) any applicable law (including, without limitation, any applicable usury or similar laws), or (B) any judgment, order, writ, injunction, decree or consent of any court or other judicial authority applicable to it or its property; (ii) will not violate, be in conflict or inconsistent with, result in a breach of, or constitute a default (with or without the giving of notice or the passage of time or both) under, any term or provision of any document, agreement or instrument to which it is a party, such that there would be a Material Adverse Effect on the Borrower’s ability to comply with its obligations under the Basic Documents to which it is a party; and (iii) except as specifically contemplated by the Basic Documents or the Turbine Supply Documents, will not result in the creation or imposition of any lien upon any of the assets and properties of the Borrower or any other Obligor.

(c)                                   Each of the Basic Documents and the Turbine Supply Documents to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its respective terms and provisions, except as such enforceability may be affected by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors rights generally and the application of general principles of equity. Each such Basic Document and the Turbine Supply Document has been duly authorized, executed and delivered by the Borrower.

(d)                                  No consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or any other Person is required for the due and valid execution, delivery and performance by the Borrower of the Basic Documents and the Turbine Supply Documents to which it is a party, other than those consents, approvals or authorizations of, or registrations, declarations or filings with, such governmental authorities or such other Persons that have been made or obtained on or prior to the Original Effective Date or that is not required on or prior to the Original Effective Date.

(e)                                   There are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Corresponding Project Company that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The

Borrower is not in default with respect to any judgment, order, writ, injunction, decree or consent of any court or other judicial authority applicable to it or its property that would result in a Material Adverse Effect on the Borrower’s ability to comply with its obligations under the Basic Documents to which it is a party.

(f)                                     It has filed, or has caused to be filed on behalf of itself, all federal, state and local tax returns that it is required to file, and has paid, or has caused to be paid, all taxes that it is required to pay to the extent due or, to the extent not so paid, has established adequate reserves for the payment thereof as required by GAAP.

(g)                                  The financial statements delivered by the Borrower pursuant to Section 3(a)(xi) fairly present, in all material respects, its respective financial position, as of the date thereof.

(h)                                Neither the Borrower nor any Corresponding Project Company has conducted any business other than (i) the business contemplated by the Basic Documents and the Turbine Supply Documents, (ii) the entrance into and performance of its obligations under this Note and the Interest Rate Protection Agreements and (iii) the performance of the activities contemplated by Section 5(a). Neither the Borrower nor any Corresponding Project Company has any Indebtedness other than Permitted Indebtedness. All material liabilities and assets of the Borrower are set forth on Schedule 9 and it is not a party to nor bound by any material contract other than the Basic Documents and the Turbine Supply Documents.

(i)                                    It has good title to all of its real property and good title to all of its personal property and assets except to the extent there would be no Material Adverse Effect on the Borrower’s ability to comply with its obligations under the Basic Documents to which it is a party, and none of its assets or properties is subject to any liens or other encumbrances, other than Permitted Liens.

(j)                                    All of the Turbine Supply Documents in effect as of the Effective Date are set forth on Schedule 10.

(k)                                  It is in compliance with all applicable laws, except to the extent that any non-compliance would not result in a Material Adverse Effect. To the Borrower’s knowledge, there are no facts or circumstances that could reasonably be expected to constitute a material violation of any applicable environmental law, or give rise to any material claim, thereunder with respect to the Borrower or the Turbines that could reasonably be expected to have a Material Adverse Effect.

(1)                                  Neither the Borrower nor any Corresponding Project Company is in violation of any environmental law with respect to the relevant proposed project site for which the Turbines may be delivered or has any liability under applicable environmental law with respect to such relevant project site that in each case could reasonably be expected to have a Material Adverse Effect. There are no claims or investigations pending, or to the Borrower’s knowledge, threatened by any Governmental Authority of or against the Borrower and/or any Corresponding Project Company under any applicable environmental law that could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, none of the

Borrower and/or any Corresponding Project Company or any subcontractor of any such Person has used, released, discharged, generated, manufactured, stored or disposed of any hazardous substances in, on or under the relevant proposed project site for which the Turbines may be delivered that that could reasonably be expected to have a Material Adverse Effect.

(m)                              Neither the Borrower nor any Corresponding Project Company is subject to regulation under the Employee Retirement Income Security Act of 1974, as amended.

(n)                                 The Borrower is not an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended.

(o)                                 To its knowledge, it has provided to the Administrative Agent no written information in respect of this Note or any other Basic Document, which contains a material misstatement of fact or that omits to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, in each case when such information is taken as a whole; provided, that with respect to projected financial information (the “Projections”), the Borrower represents only that such information was prepared in good faith based upon reasonable assumptions at the time the Projections were prepared and delivered to the Administrative Agent and the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections.

(p)                                 Neither the Borrower nor First Wind Holdings: (i) has admitted in writing its inability to pay its debts as its debts become due; (ii) has made an assignment for the benefit of creditors, or petitioned or applied to any tribunal for the appointment of a custodian, receiver or trustee for its or a substantial part of its assets; (iii) has commenced any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation; (iv) has had any such petition filed, or any such proceeding commenced against it, in which an adjudication is made or order for relief is entered or which remains undismissed for a period of sixty (60) days; (v) has had a receiver, custodian or trustee appointed for all or a substantial part of its property; or (vi) has taken any action effectuating, approving or consenting to any of the events described in clauses (i) through (v).

(q)                                The Borrower is a direct, wholly-owned subsidiary of First Wind Holdings. The Borrower has no Subsidiaries.

(r)                                   All policies of insurance held currently by the Borrower are set forth in Schedule 6, and are in full force and effect; all premiums due thereon have been paid and, except with respect to policies that have been replaced with other policies in compliance with this Note, no notice from any insurer or its representative as to any cancellation or reduction or other change in coverage has been received by the Borrower or any Corresponding Project Company.

(s)                                  No Default or Event of Default has occurred and is continuing.

(t)                                   Subject to Schedule 12, each lien created and perfected under the Collateral Documents in favor of the Collateral Agent, on behalf of the Lenders, is and has been perfected as of each date this representation is made or deemed made and shall constitute a valid and enforceable first-priority lien on the Collateral that is subject to such lien (subject to Permitted Liens). All filings and recordings, re-filings or re-recordings necessary to perfect and maintain the perfection and priority of the interest, title or liens of the Collateral Agent (acting on behalf of the Lenders), subject to Permitted Liens, have been made as required by the Basic Documents.

(u)                                 The representations and warranties of the Borrower and each Corresponding Project Company contained in the Basic Documents and the Turbine Supply Documents to which each such Person is a party other than this Note are, as of the time made or deemed made thereunder, true and correct in all material respects.

(v)                                 No event, condition or occurrence of whatever nature has occurred that would constitute a Material Adverse Effect since the Effective Date.

(w)                               Neither Borrower, nor, to the Borrower’s knowledge, any persons or entities holding any legal or beneficial interest whatsoever in Borrower (whether directly or indirectly) (i) appear on the OFAC SDN List; (ii) are included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC SDN List; or (iii) have conducted business with or engaged in any transaction with any person or entity named on any of the OFAC SDN List or any person or entity included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC SDN List.

5.                                       Covenants.  The Borrower hereby covenants and agrees that until the Commitments have been terminated and all of the Loans have been paid and performed in full, the Borrower shall, unless the Administrative Agent (at the direction of the Majority Lenders) waives compliance in writing, perform all of the covenants set forth in this Section 5:

(a)                                  Use of Proceeds.  Subject to Section 2(b), the Borrower shall not use the proceeds of the Loans for any purpose other than the purchase of the Turbines by the Borrower and/or reimbursement of amounts paid to the turbine supplier under the Turbine Supply Documents for the purchase of the Turbines and related services described in the Turbine Supply Documents.

(b)                                 Additional Information.  The Borrower shall promptly provide such information regarding any Project utilizing the Turbines, and the financial affairs of the Borrower or First Wind Holdings as shall be reasonably requested by the Administrative Agent; provided that if any such requested information is not in the possession of the Borrower, the Borrower shall only be obligated to use commercially reasonable efforts to obtain such requested information from third parties.

(c)                                  Books and Records.  The Borrower shall keep and maintain the books of account and the financial records for itself and each Corresponding Project Company at its address identified on the signature pages to this Note in accordance with GAAP. The

Administrative Agent shall have the right, upon reasonable advance notice to the Borrower and at reasonable times during the Borrower’s usual business hours, to audit, examine and make copies of the books of account and other records of the Borrower and each Corresponding Project Company as applicable, and to discuss the financial condition and business of the Borrower or such other Person with its respective authorized representatives. The Administrative Agent may exercise such rights through any employee of the Administrative Agent or through any independent public accountant, legal counsel, the Independent Engineer or any other consultant acting on behalf of the Administrative Agent; provided, that such Persons shall agree and comply with the confidentiality obligations set forth in Section 12(j).

(d)                                 Indebtedness.  The Borrower shall not incur (or permit any Corresponding Project Company to incur) any Indebtedness except for Permitted Indebtedness.

(e)                                  Liens.  Borrower shall not incur, create, assume or suffer to exist or permit the Corresponding Project Companies to create, assume or suffer to exist any liens or other encumbrances (except for Permitted Liens) upon (i) the Turbines or any Turbine Supply Document or (ii) any of its other properties or assets that, in the case of the foregoing clause (ii), could reasonably be expected to have a Material Adverse Effect.

(f)                                    Existence; Purpose.  Except as otherwise expressly permitted under this Note or the other Basic Documents, the Borrower shall (i) maintain and preserve its existence as a Delaware limited liability company and shall cause each Corresponding Project Company to maintain and preserve its existence as a limited liability company in the jurisdiction of its organization; and (ii) engage only in the business of the purchasing, transporting, financing and/or ownership of Turbines to be utilized in the development, construction and operation of wind energy generation projects (and business reasonably incidental thereto), and cause each Corresponding Project Company to engage only in the business of the development, construction, financing and/or ownership of the relevant Project.

(g)                                 Contractual Obligations.  So long as a Turbine Supply Document is included in the Collateral, the Borrower shall (i) perform, and shall cause the relevant Corresponding Project Company to perform, all of its respective material contractual obligations under such Turbine Supply Documents and (ii) maintain and preserve (and cause such Corresponding Project Company to maintain and preserve) all of such Person’s material rights under such Turbine Supply Document. The Borrower shall cause each Corresponding Project Company to pay and perform all of its respective material contractual obligations, in each case, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(h)                                 Turbine Supply Document.  The Borrower shall not (and shall cause each Corresponding Project Company not to), without the prior written consent of the Administrative Agent, (i) enter into any new Turbine Supply Document, (ii) cancel or terminate, or accept or consent to a cancellation or termination of, any Turbine Supply Document to which it is a party, or (iii) amend, supplement or modify in any material respect, or enter into any material amendment, supplement or modification to, any Turbine Supply Document to which it is a party. The Borrower shall provide the Administrative Agent promptly after execution thereof by the Borrower or any Corresponding Project Company, as applicable, with copies of each Turbine Supply Document and any amendment or other modification or waiver of compliance with any Turbine Supply Document.

(i)                                     Maintenance of Property.

(i)                                     The Borrower shall (and shall cause each Corresponding Project Company to) maintain or cause to be maintained all property, including the Turbines, in good working order and condition in accordance with Prudent Utility Practices, ordinary wear and tear excepted (if the Turbines are transported and stored with due care and are not installed, erected or placed in use and if such wear and tear would not reasonably be expected to have a Material Adverse Effect on the value of the Turbines after taking into account proceeds of insurance received or expected to be received). The Borrower shall, upon delivery of the Turbines to the Borrower, maintain care, custody and control thereof in a reasonably safe and secure location, using commercially reasonable efforts to protect such Turbines from damage, harm, waste, rust, theft, vandalism or other loss.

(ii)                                  Within ten (10) Business Days after the last day of each calendar month, the Borrower shall provide, or cause to be provided, to the Administrative Agent a report in respect of each Turbine in storage at such time, including the precise location of the Turbine and payment details in respect of the storage location, the destination Project of the Turbine, the procedures implemented to safeguard the Turbine from damage, harm, waste, rust, theft, vandalism or other loss, performance and status of maintenance performed since the last report provided, and the status, if any, of any violation in respect of such Turbine under the applicable Turbine Supply Document and warranty coverage.

(j)                                     Compliance with Laws.  The Borrower shall and shall cause each Corresponding Project Company to comply with (i) laws, including all environmental laws, applicable to the Borrower and each Corresponding Project Company and (ii) all permits applicable to the Borrower, all laws, including all environmental laws, applicable to the Borrower and each Corresponding Project Company, unless, in any case, (i) or (ii), the failure to do so would not reasonably be expected to have a Material Adverse Effect. Each Corresponding Project Company shall obtain and maintain each permit reasonably necessary for the activities occurring at the related Project, unless the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(k)                                  Liquidation; Dissolution.  The Borrower shall not liquidate or dissolve (or permit any Corresponding Project Company to liquidate or dissolve) or combine, merge or consolidate (or permit any Corresponding Project Company to combine, merge or consolidate) with or into any other entity.

(l)                                     Transfer of Membership Interests.  The Borrower shall not cause, make, suffer to exist, permit or consent to any creation, sale, assignment or transfer of (i) any direct ownership interests of First Wind Holdings in the Borrower; or (ii) any direct or indirect ownership interests of the Borrower or First Wind Holdings in any Corresponding Project Company, except, in each case, with the Majority Lenders’ prior written consent; provided, however, that solely with respect to the assignment or transfer set forth in sub-clause (ii) above, no consent of the Majority Lenders shall be required for transfers of interests in a Corresponding

Project Company if all Corresponding Term Loans (including all principal, interests and fees) in respect of Turbines installed or to be installed at the Project owned by such Corresponding Project Company have been repaid in full.

(m)                               Organizational Changes.  The Borrower shall not, nor shall it permit any Corresponding Project Company to, (i) change its limited liability company structure or its jurisdiction of organization without the Majority Lenders’ prior written consent, such consent not to be unreasonably withheld or delayed, nor (ii) change its fiscal year without the Majority Lenders’ prior written consent, such consent not to be unreasonably withheld or delayed

(n)                                Notice Requirements.  The Borrower shall promptly, upon acquiring knowledge or notice or giving notice, as the case may be, give written notice (and deliver the documents or reports, as applicable, that are the subject of such notices) to the Administrative Agent of:

(i)                                     any litigation, investigation or proceeding pending or, to the knowledge of Borrower, threatened against the Borrower or any Corresponding Project Company if such litigation, investigation or proceeding would reasonably be expected to have a Material Adverse Effect;

(ii)                                  any notice of a material violation of any law by the Borrower or any Corresponding Project Company for which Loans have been made;

(iii)                               any Default or Event of Default;

(iv)                              any casualty, damage or loss, whether or not insured, to the Turbines through fire, theft, other hazard or casualty, if such casualty, damage or loss would reasonably be expected to have a Material Adverse Effect;

(v)                                 any notice of default or claim of force majeure under any Turbine Supply Documents, if such default or claim could reasonably be expected to have a Material Adverse Effect;

(vi)                              any other event, condition or occurrence that would reasonably be likely to result in a Material Adverse Effect;

(vii)                           any material adverse change, or any event or circumstance that would reasonably be likely to change the status of any Project as a Qualified Project, together with an update to the most recent Project Review relating to such Project; and

(viii)                        any change in the name of the Borrower or any Corresponding Project Company.

(o)                                 Investments; Sale of Assets.  Other than as permitted under Section 5(v), the Borrower shall not, without the prior written consent of the Administrative Agent, (i) make an investment in any of its Affiliates, (ii) transfer, sell, lease or assign any of its property to any of its Affiliates, or (iii) enter into any contract or agreement under which it incurs liabilities to any of its Affiliates, except administrative services agreements or other similar types of agreements entered into in the ordinary course of business and upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a party not an Affiliate of the Borrower. Additionally, Borrower must give Administrative Agent notice of any transactions with any Affiliate of the Borrower or First Wind Holdings and copies of all relevant documents in connection therewith.

(p)                                Insurance.  Until all its obligations under this Note and the other Basic Documents have been fully discharged, the Borrower shall obtain and maintain in full force and effect insurance coverages as set forth in Schedule 6 and approved by the Insurance Consultant. The Borrower shall comply with, and shall timely pay all premiums for, all insurance requirements set forth on Schedule 6 and upon the renewal thereof, shall provide the Administrative Agent with copies of all insurance certificates and insurance policies verifying such coverage.

(q)                                Beneficiary.  The Borrower shall promptly inform the Administrative Agent (by written notice with sufficient copies for the Lenders) (i) if it, or a wholly owned subsidiary of First Wind Holdings, is not or ceases to be the beneficiary of the Loans made or to be made hereunder and (ii) of any new beneficiary (other than First Wind Holdings or its wholly-owned subsidiary) of the Loans made or to be made hereunder, which notice shall include such new beneficiary’s name and address.

(r)                                   Annual Financial Statements.  The Borrower shall provide to the Administrative Agent as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, First Wind Holdings and their respective subsidiaries, the audited balance sheet and related consolidated statements of income, operations and cash flows of the Borrower, First Wind Holdings and their respective subsidiaries, as of the end of and for such year, setting forth in each case in comparative form of the figures for the previous fiscal year, all reported on by an independent public accountant of recognized national standing (in respect of all time periods subsequent to the year ending December 31, 2009, without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of income, operations and cash flows of the Borrower, First Wind Holdings and their respective subsidiaries, in accordance with GAAP consistently applied.

(s)                                 Quarterly Financial Statements.  The Borrower shall provide to the Administrative Agent as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, unaudited consolidated statements of income, operations and cash flows of the Borrower, First Wind Holdings and their respective subsidiaries, for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year accompanied by a certificate of an authorized officer of the Borrower and First Wind Holdings, respectively, which certificate shall state that such financial condition and results of income, operations and cash flows of the Borrower, First Wind Holdings and their respective subsidiaries, were prepared in accordance with GAAP, consistently applied, as at the end of and for such period (subject to normal year-end audit adjustments).

(t)                                   Taxes. The Borrower shall pay, and shall cause each Corresponding Project Company to pay, all taxes that such Person is required to pay to the extent due; provided, however, that the Borrower and each Corresponding Project Company, as applicable, shall not be obligated to pay such taxes to the extent any of them is contesting the validity or amount of any such tax by appropriate proceedings as long as such Person has established adequate reserves for the payment thereof as and to the extent required by GAAP.

(u)                                 Warranties. The Borrower shall cause each Corresponding Project Company to obtain and maintain extended warranties under the Turbine Supply Documents for all Turbines with a duration of not less than 24 months from the expected COD for such Turbines, so long as such warranty coverage is available on commercially reasonable terms, or, if not available on commercially reasonable terms, warranties for such lesser period as are obtainable on commercially reasonable terms. Any Turbine for which the warranty coverage falls below 24 months from the expected COD for such Turbine shall be reappraised in accordance with the Appraisal Procedures (a copy of which appraisal shall be promptly provided to the Borrower by the Administrative Agent), taking into account the diminished value resulting from such lessened warranty coverage, and the Corresponding Term Loan for such Turbine shall be subject to mandatory prepayment on the subsequent Top-Up Date based on such reappraisal pursuant to Section 2(i)(i), if applicable.

(v)                                Turbines. The Borrower shall not, and shall not allow any Corresponding Project Company to, Transfer any Turbines or any of its rights or interests in or under any Turbine Supply Documents to any Person, other than: (i) to the Collateral Agent pursuant to the Security Agreements, (ii) subject to this Section 5(v), to an Eligible Qualified Project Company or a Qualified Project Company, only upon a prepayment of the Loans as contemplated by Section 2(i)(ii), or (iii) to a third party, only upon the prepayment in full of the Corresponding Term Loans as contemplated under Section 2(i)(ii); provided, in any event, that such allowed Transfer of Turbines with respect to any Project or Turbine Supply Document must include all of the Turbines associated with such Project or Turbine Supply Document, as applicable, and prepayment of all Corresponding Term Loans for such Turbines. The Borrower shall not, and shall not allow any Corresponding Project Company to, erect, install, assemble, remove from storage or project sites, transport (provided that transportation of the Turbine from the manufacturer to a project site is expressly permitted) or take any other actions or fail to take any action that would reasonably be likely to reduce the value or marketability of any such Turbines financed under the Loan (including storage of Turbines in any material manner or for any period that would reasonably be likely to result in a material loss or diminishment of such Turbine’s warranty) at any project site (including a project site of any Affiliate of the Borrower) or that could materially impair the lien of the Security Agreements.

(w)                               Interest Rate Protection Agreements. The Borrower shall perform each of its obligations under Interest Rate Protection Agreements to which it is a party, except, in the case solely of obligations other than for payment of money, if such failure perform such non-payment obligations under such Interest Rate Protection Agreements would not reasonably be expected to cause a Material Adverse Effect.

(x)                                  Qualified Project Determination. The Borrower shall deliver to the Administrative Agent a periodic desktop fatal flaw review (each, a “Project Review”) for all Eligible Qualified Projects, and from time to time as and when the Borrower desires to designate an Eligible Qualified Project as a Qualified Project (as defined below). Until receipt of such Project Reviews with respect to any Eligible Qualified Project and determination by the Administrative Agent that a Project is a Qualified Project, on each Top-Up Date, the Reduced Advance Rate shall be applied for Turbines allocated to such Eligible Qualified Project. Each Project Review shall be in form and substance reasonably satisfactory to the Majority Lenders and the Administrative Agent and shall be comprised solely of the following items and such additional information and relevant materials as the Borrower may provide the Administrative Agent:

(i)                                    a written review by the Independent Engineer including, but not limited to, a confirmation of the potential viability, from a wind and technology point of view, of the wind electrical generating project proposed by the Borrower to be a Qualified Project (it being agreed that if a third-party desktop wind analysis has not been completed, or if such analysis has been prepared in respect of a different turbine layout, then the Independent Engineer may utilize the Borrower’s internal wind analysis in connection with the preparation of the written review hereunder. To the extent, however, that a third-party desktop wind analysis has been prepared for a Project site, such analysis must be presented to the Independent Engineer in conjunction with the Borrower’s internal wind study;

(ii)                                 a pro-forma cash flow forecast demonstrating to the Administrative Agent’s reasonable satisfaction that such proposed wind electrical generating project is economically viable;

(iii)                              a detailed report setting forth the proposed real estate plan for the wind electrical generating project proposed by the Borrower to be a Qualified Project; and

(iv)                             a detailed report as to the permitting and interconnection plan for the wind electrical generating project proposed by the Borrower to be reviewed hereunder.

If the Project Review demonstrates to the Majority Lenders’ and the Administrative Agent’s reasonable satisfaction (in consultation with the Independent Engineer) that such Eligible Qualified Project could (x) reasonably achieve construction completion (taking into account the likelihood of such Project obtaining adequate construction financing but not taking into account any adverse effect thereon associated with Clipper being the manufacturer of Turbines included in such Project), qualify for PTCs and begin selling power at least sixty (60) days prior to the then-current expiration date (the “PTC Expiration Date”) for PTCs under the Code, (y) benefit from tax benefits similar to or better than the PTCs then applicable, taking into account the PTC Expiration Date, or (z) is otherwise economically viable without PTC benefits, such Project shall be deemed a Qualified Project (a “Qualified Project”).

The Administrative Agent shall provide notice to the Borrower within fifteen (15) Business Days after the receipt of any Project Review of its determination or a detailed description of the changes that the Administrative Agent and the Majority Lenders determine are reasonably necessary for such Eligible Qualified Project to qualify as a Qualified Project. The Borrower may resubmit an updated Project Review for reconsideration under this Section 5(x). The resulting Advance Rates or Reduced Advance Rates, as the case may be, shall apply for purposes of determining the Top-Up Amount for Top-Up Dates.

(y)                                 Qualified Project Status. The Borrower shall provide monthly updates to Project Reviews and project progress updates for all Eligible Qualified Projects, respectively, and shall (i) promptly notify Administrative Agent of any adverse changes with respect to the most recently provided Project Review (including any delays and project cost increases) for a Qualified Project to the extent such Qualified Project would no longer reasonably be expected to be a Qualified Project and (ii) promptly respond to inquiries by the Administrative Agent as to the status of any Qualified Project (including any potential delays and project cost increases) of each Qualified Project. If the Administrative Agent is notified or reasonably determines that any Qualified Project could no longer reasonably be expected to be a Qualified Project, such project will immediately cease to be a “Qualified Project” under the Loan and the Advance Rate, to the extent it is then in effect, shall be automatically reduced to the applicable Reduced Advance Rate. Without limiting the generality of the foregoing, promptly upon obtaining knowledge or notice thereof, but in no event later than five (5) Business Days thereafter, the Borrower shall provide the Administrative Agent with written notice of any delay in (or the occurrence of any other event with respect to) a Qualified Project to the extent such Qualified Project would no longer reasonably be expected to complete construction and qualify for PTCs that are necessary to the economic viability of the Qualified Project at least sixty (60) days prior to the PTC Expiration Date applicable to such Qualified Project. Additionally, the Borrower shall, promptly, but in no event later than ten (10) Business Days, respond to inquiries by the Administrative Agent as to the status of the development and construction schedule (including any potential delays and project cost increases) of each Qualified Project. If (I) the Administrative Agent is notified pursuant to this Section 5(y), or otherwise reasonably determines based on consultation with the Independent Engineer, that any Qualified Project for which PTC benefits are necessary to the economic viability of the Project would no longer reasonably be expected to achieve construction completion and qualify for PTCs at least sixty (60) days prior to the PTC Expiration Date applicable to such Qualified Project, such project will immediately cease to be a “Qualified Project” hereunder, and the Administrative Agent shall promptly notify the Borrower of any such determination made under this clause (I), and (II) if the Borrower disagrees with any determination by the Administrative Agent and/or the Independent Engineer that a Qualified Project would no longer reasonably be expected to remain a Qualified Project, the Borrower shall promptly, but in any event within ten (10) days, notify the Administrative Agent of such disagreement, and the parties hereby agree to submit the issue to R.W. Beck (or such other third party engineering firm as the Borrower and Administrative Agent may agree). If R.W. Beck (or such other third party engineering firm as the Borrower and the Administrative Agent may agree) agrees with the determination of the Administrative Agent and/or the Independent Engineer, such determination shall stand and the applicable Project shall no longer be a Qualified Project as of the date of the Administrative Agent’s determination. If R.W. Beck (or such other third party engineering firm as the Borrower and the Administrative Agent may agree) disagrees with the determination of the Administrative Agent and/or the Independent Engineer, such determination shall be overturned and the applicable project shall remain a Qualified Project. Whatever determination is made by R.W. Beck (or such other third party engineering firm as the Borrower and the Administrative Agent may agree) shall be final and binding as to the parties’ respective rights and obligations under this Section 5(y). R.W. Beck (or such other third party engineering firm as the Borrower and the Administrative Agent may agree) shall have thirty (30) days to make its determination as to whether the applicable project is or is not a Qualified Project from the date R.W. Beck (or such other third party engineering firm as the Borrower and the Administrative Agent may agree) is retained to make such determination; provided, however, that to the extent that R.W. Beck (or such other third party engineering firm as the Borrower and the Administrative Agent may agree) is unable to make a determination as set forth in this Section 5(y) within such thirty (30) day period, the determination of the Administrative Agent and/or the Independent Engineer shall stand and the applicable project shall no longer be a Qualified Project (unless reinstated as a Qualified Project pursuant to resubmission thereof (which may not occur more than once per calendar quarter) pursuant to Section 5(x).

(z)                                   Turbine Reallocation. Subject to the Turbine Supply Documents, the Borrower may request a reallocation of any Turbine to any specified Eligible Qualified Project, Qualified Project or other single-purpose project company owned directly or indirectly by the Borrower (which such project shall be deemed an Eligible Qualified Project and which project company shall be deemed a Corresponding Project Company hereunder), subject to the approval of the Majority Lenders and the Administrative Agent, and upon such approval the Top-Up Amount Schedule shall be updated accordingly to reflect such change. A Project shall no longer be considered an Eligible Qualified Project or Qualified Project hereunder (and its project company shall no longer be a Project Company or Corresponding Project Company hereunder) if it no longer has Corresponding Term Loans hereunder. Any reallocation pursuant to this Section 5(z) shall not be considered a Transfer under Section 5(v).

(aa)                            Turbine Appraisal. Prior to each Top-Up Date, with respect to each Turbine for which Corresponding Term Loans have been made, the Administrative Agent may instruct the Independent Appraiser to prepare an appraisal of such Turbine (at the Borrower’s cost) in accordance with the Appraisal Procedure; provided, that no Turbine may be the subject of an appraisal more than once per calendar quarter under this Section 5(aa). The appraisal shall be the basis for determining the Appraised Value of such Turbine for all purposes of this Note. The Administrative Agent shall deliver a copy of the appraisal and notice of the Top-Up Amount to the Borrower no fewer than five (5) Business Days before such Top-Up Date.

(bb)                          Compliance with Anti-Money Laundering and OFAC Laws.

(i)                                     Borrower shall comply at all times with the requirements of all Anti-Money Laundering Laws.

(ii)                                  Borrower shall provide Lender any information regarding Borrower, its Affiliates, and its Subsidiaries necessary for Lender to comply with all Anti-Money Laundering Laws.

(iii)                               Borrower shall comply at all times with the requirements of all OFAC Laws.

(iv)                             Borrower shall not, and shall cause its Affiliates and Subsidiaries and any persons or entities holding any legal or beneficial interest whatsoever therein (whether directly or indirectly) not to, conduct business with or engage in any transaction with any person or entity named in the OFAC SDN List or any person or entity included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC SDN List.

(v)                                If Borrower obtains actual knowledge or receives any written notice that Borrower, any Affiliate, Subsidiary or any person or entity holding any legal or beneficial interest whatsoever therein (whether directly or indirectly) is named on the OFAC SDN List (such occurrence, an “OFAC Violation”), Borrower shall immediately (i) give written notice to Lender of such OFAC Violation, and (ii) comply with all applicable laws with respect to such OFAC Violation (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States of America), including the OFAC Laws, and Borrower hereby authorizes and consents to Lender’s taking any and all steps Lender deems necessary, in its sole discretion, to comply with all applicable laws with respect to any such OFAC Violation, including the requirements of the OFAC Laws (including the “freezing” and/or “blocking” of assets and reporting such action to OFAC). Upon Lender’s request from time to time, Borrower shall deliver a certification confirming its compliance with the covenants set forth in this Section 5(bb)(v).

(cc)                            Post-Closing Obligations. It shall deliver the items listed on Schedule 10 by the dates set forth therein, each duly executed and delivered by the parties thereto and in form and substance reasonably satisfactory to the Administrative Agent. The parties acknowledge that the failure of the Borrower to deliver any item listed on Schedule 10 shall not, in and of itself, constitute a Material Adverse Effect.

(dd)                          Clipper Bankruptcy. Upon the occurrence of any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation with respect to Clipper Turbine Works, Inc., the Borrower shall, and shall cause each Corresponding Project Company to, diligently pursue its respective rights to obtain on behalf of the Borrower and each Corresponding Project Company ***** related to Clipper Turbine Works, Inc. Turbines owned by the Corresponding Project Companies.

(ee)                            Non-Revenue EQP Documents. The Borrower shall not (and shall cause each Corresponding Project Company not to), without the prior written consent of the Administrative Agent, (i) enter into any new Non-Revenue EQP Document that causes the Borrower or such Corresponding Project Company, as applicable, to have $15,000,000 or more of increased exposure over the life of such new contract, or (ii) amend, supplement or modify in any material respect, or enter into any material amendment, supplement or modification to, any Non-Revenue EQP Document to which it is a party, that causes the Borrower or such Corresponding Project Company, as applicable, to have $3,000,000 or more of increased exposure over the life of such amendment, supplement or modification, as applicable. The Borrower shall provide the Administrative Agent promptly after execution thereof by the Borrower or any Corresponding Project Company, as applicable, with copies of each Non-

Revenue EQP Document and any amendment or other modification or waiver of compliance with any Non-Revenue EQP Document.

6.                                       Events of Default. The occurrence of any of the following events, conditions or circumstances shall constitute an event of default under this Note (each, an “Event of Default”):

(a)                                  The Borrower shall fail to pay (i) any principal amount of any Loans made under this Note when due and payable; (ii) any interest accrued on the Loans or any fee in respect of the Loans within three (3) Business Days after the date on which such interest or fee becomes due and payable under this Note; (iii) any other amount payable by the Borrower hereunder or any termination or other payment under any Interest Rate Protection Agreement within ten (10) days after any such other amount or payment becomes due and payable and notice thereof is given to the Borrower;

(b)                                 Any representation or warranty made by any party (other than the Lenders, the Administrative Agent or the Collateral Agent) in any Basic Document to which it is a party, or in any certificate furnished pursuant to any such document, shall prove to have been incorrect in any material respect as of the date made (unless such representation or warranty expressly relates only to an earlier date), and in each case, any adverse effect of such incorrect misrepresentation or warranty is not eliminated or addressed to the reasonable satisfaction of the Administrative Agent within a period of thirty (30) days after receipt of notice by such Person;

(c)                                  The Borrower shall fail to perform or observe any of the covenants set forth in Sections 5(a), (b), (c), (d), (e), (f), (h), (k), (l), (m), (n), (o), (r), (s), (v), (w), (x), (y) and (bb);

(d)                                 The Borrower shall fail to perform or observe any of its other covenants or obligations under this Note or any of its obligations contained in any Basic Document (other than as set forth in clause (a) or (c) above) to which it is a party and, in each case, such failure shall continue unremedied for a period of thirty (30) days after receipt of notice or actual knowledge thereof by such Person, if such failure can reasonably be remedied within such thirty (30) day period as long as the Borrower is using diligent efforts to remedy such failure and, in the case of breach only of the covenants set out in Sections 5(g) or 5(j), such failure shall continue unremedied for an additional period of sixty (60) days after the conclusion of such thirty (30) day cure period, if such failure can reasonably be remedied within such additional sixty (60) day period as long as the Borrower is using diligent efforts to remedy such failure;

(e)                                  FWA Default. Before the Release Event has occurred, an “Event of Default” (or other similar event or condition allowing the lenders to accelerate the relevant loans) shall have occurred under the FWA Note; provided, that to the extent an Event of Default hereunder has occurred solely due to an Event of Default under the FWA Note, the Event of Default hereunder shall be deemed cured automatically and concurrently with the cure of the Event of Default under the FWA Note in accordance with the terms thereof.

(f)                                    The Borrower, or (if it would be reasonably likely to result in a Material Adverse Effect) any Turbine supplier under any Turbine Supply Document, or, until the occurrence of the Release Event, First Wind Holdings,: (i) shall admit in writing its inability to pay its debts as its debts become due; (ii) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for its or a substantial part of its assets; (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation; (iv) shall have had any such petition filed, or any such proceeding shall have been commenced against it, in which an adjudication is made or order for relief is entered or which remains undismissed for a period of sixty (60) days; (v) shall have had a receiver, custodian or trustee appointed for all or a substantial part of its property; or (vi) shall take any action effectuating, approving or consenting to any of the events described in clauses (i) through (v);

(g)                                 The Borrower or, until the occurrence of the Release Event, First Wind Holdings shall dissolve or for any reason cease to be in existence;

(h)                                 Unless as a result of the acts or omissions of the Administrative Agent and subject to Section 3(b) of the Parent Guaranty, (i) the Lenders or the Collateral Agent, any Security Agreement shall fail to provide the Collateral Agent with security interests in and to the Collateral intended to be created thereby, cease to be in full force and effect, or is declared null and void and the Borrower shall fail to execute such additional security agreements as may be requested by the Administrative Agent or the Collateral Agent to remedy such event; or (ii) the validity or enforceability of any Security Agreement is contested in a legal proceeding by any party to such Security Agreement, other than the Administrative Agent, the Lenders or the Collateral Agent;

(i)                                     Except as permitted under this Note, any failure by the Borrower to have good title to all of its real property and good title to all of its personal property and assets, which failure would have a Material Adverse Effect on the Borrower’s ability to comply with its obligations under the Basic Documents to which it is party;

(j)                                     The incurrence of any liability under any applicable environmental law which could reasonably be expected to have a Material Adverse Effect if such liability shall continue unremedied for a period of five (5) days after receipt of notice, or actual knowledge, thereof by the Borrower, or, if such liability cannot reasonably be remedied within such five (5) day period but is capable of being remedied as long as the Borrower is using diligent efforts to remedy such liability for a period of sixty (60) days after receipt of notice, or actual knowledge thereof, by the Borrower;

(k)                                  A Change of Control shall occur and be continuing;

(1)                                  Any permit required to be obtained or maintained by the Borrower under any Turbine Supply Documents shall be revoked or cancelled by the issuing governmental authority having jurisdiction, or any such permit shall otherwise fail to be in full force and effect, or the Borrower shall fail to comply with any such permit, in each case, which revocation, cancellation or failure would reasonably be expected to have a Material Adverse Effect, and in each case, if any adverse effect of such revocation, cancellation or failure is not remedied to the reasonable satisfaction of the Lenders within sixty (60) days after receipt of notice thereof by such Person;

(m)                               A final judgment or judgments shall be entered against the Borrower or any Corresponding Project Company, by a court of competent jurisdiction in an aggregate amount of not less than ***** other than (i) a judgment which is fully covered by a posted bond or discharged within thirty (30) days after its entry, or (ii) a judgment, the execution of which is effectively stayed within thirty (30) days after its entry but only for thirty (30) days after the date on which such stay is terminated or expires; or

(n)                                Any Turbine Supply Documents shall cease for any reason to be in full force and effect; or any default by the Borrower, any Corresponding Project Company or any Turbine supplier shall occur under any Turbine Supply Document (after giving effect to all applicable cure periods in such Turbine Supply Document) and such default would be reasonably likely to result in a Material Adverse Effect.

Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent (acting at the direction of Majority Lenders), may, by notice to the Borrower, declare the unpaid principal amount of the Loan, accrued interest thereon and all other amounts payable under this Note due and payable, whereupon the same shall become and be forthwith due and payable without presentment, demand, protest or further notice or other formalities of any kind, all of which are hereby expressly waived by the Borrower; provided that in the case of an Event of Default described in clause (e) above, the unpaid principal amount of the Loan, accrued interest and other amounts payable under this Note shall be immediately due and payable.

7.                                       Expenses; Indemnification.

(a)                                 The Borrower agrees to reimburse the Administrative Agent, each Lender and the Collateral Agent within thirty (30) days following demand for all documented, reasonable out-of-pocket costs, expenses and charges including, without limitation, due diligence expenses, travel expenses, fees and charges of legal counsel, consultants and advisors to the Lenders, the Administrative Agent and the Collateral Agent and other expenses, in each case to the extent documented, reasonable, out-of-pocket and incurred by the Administrative Agent, any Lender or the Collateral Agent, as applicable, in connection with (i) the negotiation, performance or enforcement (including in any work-out, restructuring or bankruptcy proceeding) of this Note or any other Basic Document or (ii) the defense or prosecution of any rights of the Administrative Agent, any Lender or the Collateral Agent hereunder. The Administrative Agent, each Lender and the Collateral Agent shall provide reasonable support for any costs, expenses and/or charges at the Borrower’s reasonable request and shall obtain approval from the Borrower (which shall not be unreasonably withheld or delayed) prior to incurring any unusual and extraordinary expenses. The foregoing amounts incurred in connection with the negotiation of this Note and the other Basic Documents may be funded with the Loans.

(b)                                The Borrower agrees to indemnify and hold the Administrative Agent, each Lender and the Collateral Agent together with its respective directors, officers, employees, agents and consultants harmless from and against all claims, damages, losses, liabilities, costs, deficiencies and documented expenses and damages, including, without limitation, investigative costs, settlement costs and reasonable legal, accounting or other expenses for investigating or defending against any actions or threatened actions (collectively, the “Losses”), arising out of or in connection with (i) the execution or delivery of each Basic Document, including this Note, and the performance by any Person of its obligations under such Basic Documents, (ii) the making of the Loans and (iii) the use of the proceeds of any Loan, and any prospective claim, litigation, investigation or proceeding related to any of the foregoing, but excluding, in each case, any such Losses incurred by reason of bad faith, gross negligence or willful misconduct of any Person indemnified hereunder. The Administrative Agent, any Lender and/or the Collateral Agent, as applicable, shall promptly notify the Borrower of any claim under this Section 7(b). The Borrower may elect to assume the defense of any action, proceeding or dispute with a third party in respect of which a claim is to be made under this Section 7(b); provided, however, that if the Borrower assumes control of the defense of any such action, proceeding or dispute, the Borrower shall not agree or conclude any settlement that affects the Administrative Agent, any Lender or the Collateral Agent without the prior written approval of the Administrative Agent, each Lender or the Collateral Agent, as applicable (such approval not to be unreasonably withheld). In the event the Borrower assumes control of the defense of any such action, proceeding or dispute, the Borrower shall not be liable to the Administrative Agent, any Lender or the Collateral Agent for any legal fees and expenses of additional counsel incurred by the Administrative Agent, any Lender or the Collateral Agent in connection with such defense; provided, however, that each of the Administrative Agent, the Lenders and the Collateral Agent shall have the right to employ its own counsel whose reasonable legal fees and expenses shall be indemnified by the Borrower if (A) there is or could reasonably be expected to be a conflict of interest between the Administrative Agent, any Lender or the Collateral Agent, as applicable, and the Borrower in connection with the defense of such action, proceeding or dispute, or (B) there is a specific defense available to the Administrative Agent, each Lender or the Collateral Agent, as applicable, which is different from or additional to those available to the Borrower, or (C) it is reasonably necessary to protect the interests of the Administrative Agent, each Lender or the Collateral Agent, as applicable, to the extent such interests differ from the interests of the Borrower.

8.                                       Security. The Borrower’s obligations under this Note are secured by the Collateral.

9.                                       Governing Law; Submission to Jurisdiction. This Note shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflict of laws provisions thereof other than Section 5-1401 of the New York General Obligations Law). The Borrower agrees that any legal action or proceeding arising out of or relating to this Note or any other Basic Document, or any legal action or proceeding to execute or otherwise enforce any judgment obtained against the Borrower, for breach hereof or thereof, or against any of its properties, may be brought in the courts of the State of New York sitting in New York County or the United States District Court for the Southern District of New York by the Administrative Agent or on behalf of any Lender, as the Administrative Agent may elect. The Borrower hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of such courts for purposes of any such legal action or proceeding. Service of process by the Administrative Agent in any such dispute shall be binding on the Borrower if sent to the Borrower by registered or certified mail, at the addresses specified on the signature page of this Note. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction.

THE PARTIES HERETO WAIVE ANY RIGHT THEY MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS NOTE, ANY OTHER BASIC DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. IN ADDITION, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER BASIC DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

10.           Assignments. This Note shall be binding on, and shall inure to the benefit of each of the Borrower, the Administrative Agent, the Collateral Agent, the Lenders and their respective successors and permitted assigns, provided, that the Borrower may not assign or transfer its rights or obligations under this Note without the prior written approval of the Administrative Agent (with consent in writing from the Majority Lenders); and provided, further, that the Lenders may not assign or otherwise transfer their rights and obligations under this Note or the Loan to any other Person without the prior written consent of the Borrower (which consent shall not be unreasonably withheld, delayed or conditioned) unless (i) such assignment or transfer is to an Affiliate of any Lender or (ii) an Event of Default has occurred and is continuing, in each such case consent of the Borrower is not necessary. Any such Person to whom any Lender assigns its rights pursuant to this Section 10 shall then become vested with all the rights granted to such Lender under this Note and with respect to the Loan. Upon such assignment or transfer, such Lender shall provide to the Borrower the name, address and contact information of the permitted assignee or transferee.

11.           Appointment of Agents.Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Basic Documents with such powers as are expressly delegated to the Administrative Agent by the terms of this Note and the other Basic Documents, together with such other powers as are reasonably incidental thereto.

(ii)           Each Lender hereby appoints and authorizes the Collateral Agent to act as its agent hereunder and under the other Basic Documents with such powers as are expressly delegated to the Collateral Agent by the terms of this Note and the other Basic Documents, together with such other powers as are reasonably incidental thereto.

(b)           Duties, Responsibilities, Powers and Immunities of Agents. The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Basic Documents to which they are party. Without limiting the generality of the foregoing, (a) each Agent shall be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Basic Documents that each Agent is required to exercise in writing by the Majority Lenders or any other Agent, and (c) except as expressly set forth herein and in the other Basic Documents, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to First Wind Holdings or any of its subsidiaries that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Event of Default unless and until written notice thereof is given to such Agent by the Borrower, the Lenders or any other Agent. No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Note or any other Basic Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Note, any other Basic Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth herein or therein, other than to confirm receipt of items expressly required to be delivered to any Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it in good faith to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it in good faith to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may resign at any time by notifying the Lenders, any other Agent, the Borrower and First Wind Holdings at least seven (7) days in advance. Any Agent may be removed involuntarily only for a material breach of its duties hereunder or under the other Basic Documents or for gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction only upon the affirmative vote of the Majority Lenders (excluding such Agent from such vote and such Agent’s Loans and Commitments from the amounts used to determine the Majority Lenders). Upon any such resignation or removal, the Lenders shall have the right to appoint a successor, which successor shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (such approval not to be unreasonably withheld, conditioned or delayed). The Agent’s resignation shall not be effective until a successor shall have been appointed by the Majority Lenders and shall have accepted such appointment. If no successor has accepted appointment as Agent by the date that is thirty (30) days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above. Upon the acceptance of its appointment as the Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent, shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

12.           Miscellaneous.

(a)           The provisions of this Note are intended to be severable. If for any reason any provision of this Note shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions thereof in any jurisdiction.

(b)          No amendment, modification or supplement to any provision of this Note shall be effective unless the same shall be in writing and signed by the Borrower, the

Administrative Agent (with the consent in writing of the Majority Lenders) (or, after any assignment contemplated by Section 10, other holder hereof) and, solely with respect to any amendment, modification or supplement that would adversely affect the rights of the Collateral Agent, the Collateral Agent (with the consent in writing of the Majority Lenders); provided, however, that no such amendment, modification or supplement shall, without the consent of all Lenders:

(i)            extend the maturity of any Loan or reduce the principal amount thereof, or reduce this Note or change the time of payment of interest due on any Loan;

(ii)           reduce the amount or extend the payment date for any amount due under this Note;

(iii)          increase the amount of Commitments of any Lender under this Note;

(iv)          reduce or change the time or amount of payment of any fee due or payable hereunder or under any Basic Document;

(v)           reduce the percentage specified in the definition of Majority Lenders;

(vi)          permit the Borrower to assign its rights under this Note except as provided in Section 10;

(vii)         amend this Section 12(b); or

(viii)        release any collateral from any Lien of any Security Agreement or allow the release of any funds from any account held under any Security Agreement except as expressly provided in, or otherwise permitted by, the Basic Documents.

(c)           The waiver of any breach of any of the provisions of this Note shall not be construed to be a waiver of any subsequent breach or default of the same or other provisions. No waiver of any of the provisions of this Note shall be valid or binding unless set forth in writing and duly executed by the Person against whom enforcement of the waiver is sought and the Majority Lenders (or the Administrative Agent with the consent in writing of the Majority Lenders). No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right.

(d)           The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(e)           Unless otherwise agreed in writing, notices shall be given to the Administrative Agent, the Lenders and the Borrower at their respective addresses set forth on the signature pages to this Note. Notices under this Note shall be effective (i) when personally delivered to a party hereto, upon receipt as shown by messenger receipt, (ii) when mailed to such addressee, upon receipt of a signed confirmation from such addressee, or (iii) when sent to such addressee by facsimile, upon receipt of the addressor’s facsimile machine confirmation or other verifiable electronic receipt.

(f)            The provisions of Sections 7 and 9 of this Note shall survive the repayment of the Loan.

(g)           The Administrative Agent and each Lender shall have no claims of any kind or nature with respect to the transactions contemplated by this Note and the other Basic Documents other than (i) claims against the Borrower or First Wind Holdings, in each case as set forth in or pursuant to each Basic Document to which such Person, respectively, is a party; (ii) claims against any Affiliate of the Borrower that after the date of this Note enters into a Basic Document as set forth in or pursuant to each Basic Document to which such Affiliate is a party (any Person described in the foregoing clauses (i) or (ii) shall be hereinafter referred to as a “Borrower Party”); and (iii) claims for fraud, willful misconduct or under express indemnities against any Person. Other than claims for fraud, willful misconduct or under express indemnities against any Person, the Administrative Agent and each Lender shall have no claims of any kind or nature with respect to the transactions contemplated by this Note and the other Basic Documents against any Affiliate of the Borrower that is not a Borrower Party or against any officer, member (other than a member that is a Borrower Party), director or employee, in such capacity, of the Borrower or any Affiliate of the Borrower, or any of its or their properties or assets.

(h)           This Note and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings with respect to the subject matter hereof.

(i)            This Note may be executed in one or more facsimile counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

(j)            The Administrative Agent, each Lender and the Collateral Agent agree to keep confidential, in accordance with its customary procedures for handling confidential information of this nature, any non-public information supplied to it by the Borrower in relation to the Turbine Supply Documents, the Governmental Approvals, the Borrower or First Wind Holdings; provided that such information does not include information that (i) was publicly known or otherwise known to it prior to the time of such disclosure and (ii) subsequently becomes publicly known through no act or omission by it or any Person acting on its behalf.

(k)           The Guaranty of and security interest in the Collateral provided by a Corresponding Project Company pursuant to its Security Agreement, Mortgages, Consents and other security documents shall be terminated and released (and the Guaranty of and Collateral provided by any of its Intermediate Holding Companies that is an obligor or guarantor under a financing of such Corresponding Project Company that is permitted by this Note shall be terminated and released) upon the occurrence of either of the following: (a) repayment in full of all Corresponding Term Loans therefor (including the principal of and all interest and fees on such Corresponding Term Loans), whether pursuant to Sections 5(1) or 5(v) of the this Note or otherwise; or (b) the reallocation of all Turbines that were allocated to the Corresponding Project

Company’s Project to any other project in accordance with the terms of Section 5(z) of this Note. The Collateral Agent agrees to promptly deliver and file (or cause to be delivered and filed) any and all documents and instruments necessary or reasonably required in order to effect the above-described termination and release.

(l)            To the extent that HSHN fails to pay any time deposits or certificates of deposit issued by HSHN to First Wind Holdings or its subsidiaries in full at maturity, First Wind Holdings and its subsidiaries (without duplication) shall be entitled to setoff any and all such unpaid amounts against any Obligations due to HSHN, in its capacity as a Lender, under the Basic Documents (as defined in each of the First Wind Holdings Loan Agreement, this Note and the FWA Note) as and in such manner as determined by First Wind Holdings, and to the extent of such setoff, HSHN’s obligations with respect to the time deposits or certificates of deposit shall be reduced and deemed satisfied.

FIRST WIND ACQUISITION IV, LLC,
a Delaware limited liability company

By:	/s/ Evelyn Lim
	Name:	Evelyn Lim
	Title:	Secretary

Address for Notices:

First Wind Acquisition IV, LLC
c/o First Wind Energy, LLC
85 Wells Avenue, Suite 305
Newton, MA 02459
Attention: President
Facsimile: (617) 964-3342

with a copy to:

First Wind Energy, LLC
85 Wells Avenue, Suite 305
Newton, MA 02459
Attention: General Counsel
Facsimile: (617) 964-3342

Agreed and accepted:

HSH NORDBANK AG, NEW YORK BRANCH, as Administrative Agent and Collateral Agent

By:	/s/ Brian T. Caldwell
	Name:	Brian T. Caldwell
	Title:	Senior Vice President HSH Nordbank AG, New York Branch

By:	/s/ Michael Pepe
	Name:	Michael Pepe
	Title:	Senior Vice President HSH Nordbank AG, NY Branch

HSH NORDBANK AG, NEW YORK BRANCH
230 Park Avenue
32nd Floor
New York, New York 10169-0005
Attention:	Energy - Portfolio Management
Telephone:	212 407 6044 (David Watson)
Facsimile:	212-407-6807

with a copy to:

HSH NORDBANK AG, NEW YORK BRANCH
230 Park Avenue
32nd Floor
New York, New York 10169-0005
Attention:	General Counsel
Telephone:	(212) 407-6142
Facsimile:	(212) 407-6811

Agreed and accepted:

HSH NORDBANK AG, NEW YORK BRANCH, as Lender

By:	/s/ Tony K. Muoser
	Name:	Tony K. Muoser
	Title:	Senior Vice President HSH Nordbank AG, New York Branch

By:	/s/ Michael Pepe
	Name:	Michael Pepe
	Title:	Senior Vice President HSH Nordbank AG, NY Branch

HSH NORDBANK AG, NEW YORK BRANCH
230 Park Avenue
32nd Floor
New York, New York 10169-0005
Attention:	Energy - Portfolio Management
Telephone:	212 407 6044 (David Watson)
Facsimile:	212-407-6807

with a copy to:

HSH NORDBANK AG, NEW YORK BRANCH
230 Park Avenue
32nd Floor
New York, New York 10169-0005
Attention:	General Counsel
Telephone:	(212) 407-6142
Facsimile:	(212) 407-6811

Exhibit A

Notice of Borrowing

[Date]

TO:                                                                            HSH NORDBANK AG, NEW YORK BRANCH (the “Administrative Agent”)

FROM:                                                         FIRST WIND ACQUISITION IV, LLC (the “Borrower”)

RE:                           Borrowing Notice

Reference is made to the Second Amended and Restated Secured Promissory Note, dated as of [        ], 2009 (the “Note”), between the Borrower and the Lenders. Capitalized terms used and not defined herein shall have the meanings given to them in the Note.

The Borrower hereby requests a disbursement of a Loan pursuant to Section 2(h) of the Note and makes the following certifications:

(1)                                  (1)                                  The requested disbursement date (a Business Day) is [                              ], 200   .

(2)                                  The amount of the requested disbursement is $[                              ], and such amount is now due under the [specify Turbine Supply Document]. A copy of the relevant invoice and other supporting documentation evidencing that such payment is due under such Turbine Supply Document are attached.

(3)                                  Interest Periods(1) and amounts to be allocated thereto:

(a)	One month	$
(b)	Two months	$
(c)	Three months	$

(4)                                  The Administrative Agent shall disburse the requested disbursement to the [TURBINE SUPPLIER] [on behalf of the Borrower] [Borrower in reimbursement for amounts previously paid, other than from proceeds of Loans, by the Borrower to the [TURBINE SUPPLIER] via wire transfer to the following account at [ACCOUNT INFORMATION].

(5)                                  The Borrower certifies hereby that (a) each condition precedent set forth in Section 3 of this Note to the requested disbursement has been satisfied or waived as of the date hereof and will be satisfied or waived as of the date of the requested disbursement and (b) after giving effect to the requested disbursement, the Borrower is in compliance with Section 2(a) of the Note.

(6)                                  The Borrower certifies hereby that each Basic Document and each Turbine Supply Document to which it is a party is in full force and effect as of the date of such disbursement and

(1) If no Interest Period is specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

SECOND AMENDED AND RESTATED

SECURED PROMISSORY NOTE

FIRST WIND ACQUISITION IV, LLC

has not been amended, modified or supplemented without the consent of the Administrative Agent and the Majority Lenders.

(7)                                  The Borrower certifies hereby that each representation and warranty made by it in Section 4 of this Note is true and correct as of the date of such disbursement (unless such representation and warranty relates only to an earlier date).

(8)                                  The Borrower certifies hereby that no Default or Event of Default has occurred and is continuing as of the Borrowing Date.

IN WITNESS WHEREOF, the undersigned executes this Borrowing Notice on the date first set forth above.

FIRST WIND ACQUISITION IV, LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit B

Notice of Extension

[Date]

TO:         HSH NORDBANK AG, NEW YORK BRANCH (the “Administrative Agent”)

FROM:   FIRST WIND ACQUISITION IV, LLC (the “Borrower”)

RE:                              Notice of Extension

Reference is made to the Second Amended and Restated Secured Promissory Note, dated as of[ ], 2009 (the “Note”), between the Borrower and the Lenders. Capitalized terms used and not defined herein shall have the meanings given to them in the Note.

The Borrower hereby requests an extension of the following Loan made on [INSERT DATE] as follows:

(1)                                  Total amount of Loan to be extended               $[                  ].

(2)                                  Interest Periods(2) and amounts to be allocated thereto (amounts must total (1)):

(a)	One month	$
(b)	Two months	$
(c)	Three months	$

(3)                                  The Borrower certifies hereby that each condition precedent set forth in Section 3.2 of the Note to the requested disbursement has been satisfied or waived as of the date hereof and will be satisfied or waived as of the date of the requested disbursement.

(4)                                  The Borrower certifies hereby that the Turbine Supply Agreement and each Basic Document to which it is a party is in full force and effect as of the date of such disbursement.

(5)                                  The Borrower certifies hereby that each representation and warranty made by it in Section 4 of the Note is true and correct as of the date of such disbursement (unless such representation and warranty relates only to an earlier date).

(6)                                  The Borrower certifies hereby that no Default or Event of Default has occurred and is continuing as of the Borrowing Date.

(2) If no Interest Period is specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

IN WITNESS WHEREOF, the undersigned executes this Notice of Extension on the date first set forth above.

FIRST WIND ACQUISITION IV, LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit C-1

WITHHOLDING CERTIFICATE (TREATY)

Date: [            ]

First Wind Acquisition IV, LLC as Borrower

Attention: [                           ]

In connection with the Second Amended and Restated Secured Promissory Note, dated as of                           , 2009, among First Wind Acquisition IV, LLC, a Delaware limited liability company (“Borrower”), HSH Nordbank AG, New York Branch (“HSHN” or “Lender”) (as amended, modified and supplemented and in effect from time to time, the “Note”), the undersigned hereby certifies, represents and warrants that [                           ] is a [                           ] and is currently exempt from, or is subject to a reduced rate of [                    ]% in lieu of, any U.S. Federal Withholding tax otherwise imposed on amounts paid to it from United States sources under the Note , by virtue of compliance with the provisions of the Income Tax Convention between the United States and [        ].

The undersigned (a) is a [                     ] organized under the laws of [                     ] whose registered business is managed or controlled in [                     ], (b) [does not have a permanent establishment or fixed base in the United States] [does have a permanent establishment or fixed base in the United States, but the Note is not effectively connected with such permanent establishment or fixed base], and (c) is the beneficial owner of the interest income to be received from its share arising under the Financing Agreement.

We enclose two signed copies of Form W-8BEN of the U.S. Internal Revenue Service, certifying that the undersigned is entitled to claim the tax treaty benefit with respect to U.S. withholding on payments under the Financing Agreement.

Yours faithfully,

By:
Name:
Title:

Enclosures

SECOND AMENDED AND RESTATED

SECURED PROMISSORY NOTE

FIRST WIND ACQUISITION IV, LLC

Exhibit C-2

WITHHOLDING CERTIFICATE (EFFECTIVELY CONNECTED)

Date: [      ]

First Wind Acquisition IV, LLC as Borrower

Attention: [                            ]

In connection with the Second Amended and Restated Secured Promissory Note, dated as of                                 , 2009, among First Wind Acquisition IV, LLC, a Delaware limited liability company (“Borrower”), HSH Nordbank AG, New York Branch (“HSHN” or “Lender”) (as amended, modified and supplemented and in effect from time to time, the “Note”), the undersigned hereby certifies, represents and warrants that[                          ] is entitled to exemption from withholding tax on payments to it under the provisions of Section 1441(c)(1) or 1442 of the Internal Revenue Code of 1986, as amended, of the United States of America, relating to income which is effectively connected with the conduct of a trade or business within the United States.

We enclose two signed copies of Form W-8ECI of the U.S. Internal Revenue Service.

Yours faithfully,

By:
Name:
Title:

Enclosures

SECOND AMENDED AND RESTATED

SECURED PROMISSORY NOTE

FIRST WIND ACQUISITION IV, LLC

Exhibit C-3

WITHHOLDING CERTIFICATE (PORTFOLIO INTEREST)

Date: [                ]

First Wind Acquisition IV, LLC as Borrower

Attention: [                                     ]

In connection with the Second Amended and Restated Secured Promissory Note, dated as of                     , 2009, among First Wind Acquisition IV, LLC, a Delaware limited liability company (“Borrower”), HSH Nordbank AG, New York Branch (“HSHN” or “Lender”) (as amended, modified and supplemented and in effect from time to time, the “Note”), the undersigned hereby certifies, represents and warrants that the undersigned: (a) is a corporation organized under the laws of [                                ] whose registered business is managed or controlled in [        ], (b) does not have a permanent establishment or fixed base in the United States or otherwise conduct a trade or business in the United States to which the Financing Agreement or income therefrom is effectively connected, (c) is the beneficial owner of the interest income which arises from its share of the interest income arising from the Note, (d) does not own an equity interest in the Borrower of 10% or more, directly or indirectly, taking into account the ownership rules specified in Section 871(h)(3)(B) and (C) of the Internal Revenue Code of 1986, as amended (the “Code”), (e) is not a related party to the Borrower, taking into account the rules of Section 864(d)(4) of the Code, and (f) is not a bank that has entered into the Note in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code.

We enclose two signed copies of Form W-8BEN.

Yours faithfully,

By:
Name:
Title:

Enclosures

SECOND AMENDED AND RESTATED

SECURED PROMISSORY NOTE

FIRST WIND ACQUISITION IV, LLC

Schedule 1

Advance Rates

Advance Rates:	Clipper Turbines
Sheffield *****
Steel Winds II *****

Reduced Advance Rates	Clipper Turbines
Sheffield *****
Steel Winds II *****

Schedule 2

Appraisal Procedure

A Fair Market Value (“FMV”) appraisal shall be performed by the Appraiser in accordance with the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practice (“USPAP”) and subject to the Appraisal Procedure described below.

Appraisal Procedure

When requested by the Administrative Agent (but not more than once per calendar quarter), the Appraiser shall perform a FMV appraisal of the Turbines. Although the Appraiser must consider all three approaches to value (the Replacement Cost Approach, Sales Comparison Approach, and Income Capitalization Approach), as required and defined under USPAP, it is mutually acknowledged that the Income Capitalization Approach is not appropriate in this circumstance because the Turbines and the Corresponding Project Companies at no time constitute a cash flow-generating entity and since the wind turbine machinery comprising the Turbines consists entirely of uninstalled machinery and equipment that cannot be considered part of a “going concern” at the time of the Appraisal.

The value of the Turbines shall be determined as the lesser of the values produced by the Replacement Cost Approach and the Sales Comparison Approach, assuming, in both Approaches, payment in full and delivery of the Turbines.

In performing the Replacement Cost Approach, the Appraiser shall consider only turbines from manufacturers of comparable industry stature (“Comparable Manufacturers”) in assessing equipment of equivalent functional utility, with due consideration to capacity and future operational costs. In performing the Sales Comparison Approach, the Appraiser shall only consider equipment from Comparable Manufacturers. If, in the Appraiser’s judgment, insufficient data exist regarding recent transactions of equipment from Comparable Manufacturers, the Appraiser shall, in a manner consistent with formal appraisal procedure, adjust the sales comparison indicator of value to reflect differences between the transacted values of equipment from Comparable Manufacturers and transacted values of equipment from other manufacturers. The determination of Comparable Manufacturers shall be based on industry market share and installed base, degree and creditworthiness of warranty coverage, and the performance characteristics of the Equipment.

As part of the Reconciliation of Value Indications, the Appraiser shall report the Value of the Equipment as a single dollar value. Although a range of values may be referenced in the appraisal report, only the single dollar value reported as the Equipment’s Value shall be deemed the conclusion of the Appraisal. The single dollar value should represent the value of the most probable price within the range of values.

SECOND AMENDED AND RESTATED

SECURED PROMISSORY NOTE

FIRST WIND ACQUISITION IV, LLC

Schedule 3

Collateral

An Amended and Restated Pledge and Security Agreement, duly executed by First Wind Holdings, LLC in favor of the Collateral Agent;

An Amended and Restated Guaranty and Security Agreement, duly executed by First Acquisition IV, LLC in favor of the Collateral Agent;

An Amended and Restated Guaranty and Pledge Agreement, duly executed by First Wind Vermont Holdings, LLC, in favor of the Collateral Agent;

An Amended and Restated Guaranty and Security Agreement, duly executed by Vermont Wind, LLC, in favor of the Collateral Agent;

An Amended and Restated Pledge Agreement, duly executed by First Wind O & M, LLC, in favor of the Collateral Agent;

A Guaranty and Security Agreement, duly executed by Erie Wind, LLC, in favor of the Collateral Agent;

A Guaranty and Pledge Agreement, duly executed by First Wind New York Holdings, LLC, in favor of the Collateral Agent;

A Second Lien Guaranty and Pledge Agreement, duly executed by CSSW Holdings, LLC and CSSW, LLC , in favor of the Collateral Agent; and

The Security Agreements as defined in the FWA Note.

SECOND AMENDED AND RESTATED

SECURED PROMISSORY NOTE

FIRST WIND ACQUISITION IV, LLC

Schedule 4

List of Project Companies

I. List of Project Companies

•                  Vermont Wind, LLC

•                  Erie Wind, LLC

II. List of Qualified Projects

•                  Sheffield Project: the wind generating facility with a nameplate capacity of 40 megawatts located in Sheffield, Vermont owned by Vermont Wind, LLC.

•                  Steel Winds II Project: the wind generating facility with a nameplate capacity of 15 megawatts located in Lackawanna, New York owned by Erie Wind, LLC.

III. List of Eligible Qualified Projects

•                  Sheffield Project

•                  Steel Winds II Project

SECOND AMENDED AND RESTATED

SECURED PROMISSORY NOTE

FIRST WIND ACQUISITION IV, LLC

Schedule 5

Material Project Documents

1.                                       Advanced Purchase Fee Agreement, dated as of May 5, 2006, between Washington Electric Cooperative, Inc. and Vermont Wind, LLC

2.                                       Agreement dated as of June 7, 2006 between the Town of Sheffield and Vermont Wind, LLC, as amended by the Amendment, dated as of February 6, 2008.

SECOND AMENDED AND RESTATED

SECURED PROMISSORY NOTE

FIRST WIND ACQUISITION IV, LLC

Schedule 6

Insurance Requirements

(See Attached)

Client#: 1480	FIRSTWIN
ACORD TM CERTIFICATE OF LIABILITY INSURANCE	DATE(MM/DD/YYYY) 03/02/09
PRODUCER

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

William Gallagher Associates
Insurance Brokers, Inc.
470 Atlantic Avenue
Boston, MA 02210
INSURERS AFFORDING COVERAGE	NAIC #
INSURED	INSURER A: Federal Insurance Company	20281
First Wind Acquisition IV, LLC	INSURER B: Arch Insurance Company	11150
First Wind Energy, LLC	INSURER C: Lloyd’s Of London/JLT Solutions	15792
85 Wells Avenue, Suite 305	INSURER D:
Newton, MA 02459	INSURER E:
COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	ADDL INSRF	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS
A	GENERAL LIABILITY	37112840	02/15/09	02/15/10	EACH OCCURRENCE	$1,000,000
☒ COMMERCIAL GENERAL LIABILITY	DAMAGE TO RENTED PREMISES (Ea occurrence)	$1,000,000
☐ CLAIMS MADE	☒ OCCUR	MED EXP (Any one parson)	$10,000
☐	PERSONAL & ADV INJURY	S1,000,000
☐	GENERAL AGGREGATE	$2,000,000
GENL AGGREGATE LIMIT APPLIES PER:	PRODUCTS -COMP/OP AGG	$2,000,000
☐ POLICY	☐ PROJECT	☐ LOC
A	AUTOMOBILE LIABILITY	73539135	03/01/09	03/01/10	COMBINED SINGLE LIMIT (Ea accident)	$1,000,000
A	☒ ANY AUTO	73525609	03/01/09	03/01/10	BODILY INJURY (Per person)	$
☐ ALL OWNED AUTOS	BODILY INJURY (Per accident)	$
☐ SCHEDULED AUTOS	PROPERTY DAMAGE (Per accident)	$
☒ HIRED AUTOS	AUTO ONLY - EA ACCIDENT	$
☒ NON-OWNED AUTOS	OTHER THAN	EA ACC	$
☐	AUTO ONLY:	AGG	$
☐
GARAGE LIABILITY
☐ ANY AUTO
☐
A	EXCESS/UMBRELLA LIABILITY	79833689	02/15/09	02/15/10	EACH OCCURRENCE	$25,000,000
☒ OCCUR	☐ CLAIMS MADE	AGGREGATE	$25,000,000
$
☐ DEDUCTIBLE	$
☐ RETENTION	$	$

WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY	WC STATUTORY LIMITS	OTHER
ANY PROPRIETOR/PARTNER/EXECUTIVE	E.L. EACH ACCIDENT	$
OFFICER/MEMBER EXCLUDED?	EL. DISEASE - EA EMPLOYEE	$
If yes. describe under SPECIAL PROVISIONS below	EL. DISEASE - POLICY LIMIT	$
A	OTHER Com Property	37113152	11/18/08	11/18/09	See Description Section
B	Aircraft Liab.	11NOA5916901	09/14/08	09/14/09	See Description Section
C	BAR	WI090676	02/15/08	02/15/10	See Description Section

DESCRIPTION OF OPERATIONS / LOCATIONS /VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT/ SPECIAL PROVISIONS

(See Attached Descriptions)

CERTIFICATE HOLDER	CANCELLATION
HSH-Nordbank AG, New York Branch as Administrative Agent Attn: Energy Portfolio 230 Park Avenue New York, NY 10169-0005

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF. THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE

ACORD 25(2001/08)	#S135325/M135324	MCL	® ACORD CORPORATION 1988

1

IMPORTANT

If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

DISCLAIMER

The Certificate of Insurance on the reverse side of this form does not constitute a contract between the issuing insurer(s), authorized representative or producer, and the certificate holder, nor does it affirmatively or negatively amend, extend or alter the coverage afforded by the policies listed thereon.

2

DESCRIPTIONS (Continued from Page 1)

Commercial Property Policy #37113152

Project Entity: As Declared

Blanket Limit: As Declared

Deductible: $25,000 except Earthquake and Flood: $50,000

Non-Owned Aviation Policy #11NOA5916901

Limit of Liability: $25,000,000

INSURER D

World Wide Transit Policy #OMC3H548425002

Limit of Liability: $15,000,000 per conveyance

Deductible: $10,000 each and every loss

Delay in Start Up: $48,762,000 (W/R/T Milford Wind Corridor Phase I, LLC) or as declared as a per project basis

Deductible: 20 days each and every loss

Builders Risk and Operational Policy #WI090676

Project Entity: Milford Wind Corridor Phase I, LLC

Construction Property Damage: $352,980,903

Transmission & Distribution Lines Construction Property Damage: $64,231,211

Delay in Start Up: $48,762,000

Operational Property Damage/Machinery Breakdown: $312,513,886

Transmission & Distribution Lines Operational Property Damage: $64,231,211

Operational Business Interruption: $48,762,000

Deductibles:

Section 4: $75,000 each and every occurrence or series of occurrences per the attached

Section 5: 30 continuous days for BI and Extra Expense per the attached

Sublimits applicable to policy: See attached

Agents and Lenders are included as Additional Insureds, provided Waiver of Subrogation and Coverage is Primary and Non Contributory with regard to all listed policies as stated in the Amended and Restated Secured Promissory Note.

Administrative Agent has been added as sole Loss Payee in accordance with Schedule 6 of the Amended and Restated Secured Promissory Note.

60 days notice of cancellation or reduction in coverage is provided except for 10 days for nonpayment of premium

3

Schedule 7

[ Intentionally Omitted ]

SECOND AMENDED AND RESTATED

SECURED PROMISSORY NOTE

FIRST WIND ACQUISITION IV, LLC

Schedule 8

Governmental Approvals as of the Effective Date

Sheffield

1.               State of Vermont Public Service Board Order Re Construction of MET Towers entered February 21, 2008.

2.               Construction General Permit 3-9020 (2006) Authorization of Notice of Intent #5535-9020.1 from the State of Vermont Department of Environmental Conservation Water Quality Division dated November 15, 2007.

3.               State of Vermont Public Service Board Order Re Motions and Requests for Modification, Amendment, Clarification and Correction entered October 1, 2007.

4.     State of Vermont Public Service Board Certificate of Public Good issued August 8, 2007.

Schedule 9

Material Liabilities and Assets

Amended and Restated Turbine Operation, Maintenance and Service Agreement dated the 31st day of December, 2007, by and between First Wind O&M, LLC (formerly known as UPC Wind O&M, LLC,) as Project Manager, and Clipper Fleet Services, Inc., as Operator as modified,  amended, supplemented and restated from time to time (with respect to 64 Turbines).

Turbine Operation, Maintenance and Service Agreement dated the 31st day of December, 2007, by and between First Wind O&M (formerly known as UPC Wind O&M, LLC), as project Manager, and Clipper Fleet Services, Inc., as Operator as modified, amended, supplemented and restated from time to time (with respect to 16 Turbines).

Amended and Restated Turbine Supply Agreement dated the 31st day of December, 2007, by and between First Wind Acquisition IV, LLC (formerly known as UPC Wind Acquisition IV, LLC), as Purchaser, and Clipper Turbine Works, Inc., as Supplier, as modified, amended, supplemented ad restated from time to time (with respect to 64 Turbines).

Turbine Supply Agreement dated the 31st day of December, 2007, by and between First Wind Acquisition IV, LLC (formerly known as UPC Wind Acquisition IV, LLC), as Purchaser, and Clipper Turbine Works, Inc., as Supplier, as modified, amended, supplemented ad restated from time to time (with respect to 16 Turbines).

Amended and Restated Warranty Agreement dated the 31st day of December, 2007, by and between First Wind Acquisition IV, LLC (formerly known as UPC Wind Acquisition IV, LLC) as Purchaser, and Clipper Turbine Works, Inc., as Supplier, as modified, amended, supplemented and restated from time to time (with respect to 64 Turbines).

Warranty Agreement dated the 31st day of December, 2007, by and between First Wind Acquisition IV, LLC as Purchaser (formerly known as UPC Wind Acquisition IV, LLC), and Clipper Turbine Works, Inc., as Supplier, as modified, amended, supplemented and restated from time to time (with respect to 16 Turbines).

Turbine Supply Agreement dated as of April 22, 2009, by and between First Wind Acquisition IV, LLC as Purchaser, and Clipper Turbine Works, Inc., as Supplier, as modified, amended, supplemented and restated from time to time (with respect to 6 Turbines).

Schedule 10

Turbine Supply Documents

1.                                      Amended and Restated Turbine Supply Agreement dated as of December 31, 2007, between Clipper Turbine Works, Inc., as Supplier, and First Wind Acquisition IV, LLC as Purchaser. (Sheffield)

2.                                      Agreement dated as of March 24, 2008, by and among First Wind Energy, LLC (formerly UPC Wind Management, LLC), Niagara Wind Power, LLC, First Wind O&M, LLC (formerly UPC Wind O&M, LLC as successor to UPC New York Wind O&M, LLC), First Wind Acquisition III, LLC (formerly UPC Wind Acquisition III, LLC), First Wind Acquisition IV, LLC (formerly UPC Wind Acquisition IV, LLC,) First Wind Acquisition V, LLC (formerly UPC Wind Acquisition V, LLC), Canandaigua Power Partners, LLC, and Canandaigua Power Partners II, LLC on the one hand, and Clipper Windpower, Inc., Clipper Turbine Works, Inc., and Clipper Fleet Services, Inc on the other hand.

3.                                      Settlement and Release of Claims Agreement dated as of December 31, 2007, by and among First Wind Energy, LLC (formerly UPC Wind Management, LLC), Niagara Wind Power, LLC, First Wind O&M, LLC (formerly UPC Wind O&M, LLC as successor to UPC New York Wind O&M, LLC), First Wind Acquisition III, LLC (formerly UPC Wind Acquisition III, LLC), and First Wind Acquisition IV, LLC (formerly UPC Wind Acquisition IV, LLC) on the one hand, and Clipper Windpower, Inc., Clipper Turbine Works, Inc., and Clipper Fleet Services, Inc., on the other hand.

4.                                      Warranty Agreement dated as of December 31, 2007, between Clipper Turbine Works, Inc., as Supplier, and First Wind Acquisition IV, LLC, as Purchaser. (Sheffield)

5.                                      Turbine Operation, Maintenance and Service Agreement dated as of December 31, 2007, between First Wind O&M, LLC, as Project Manager, and Clipper Fleet Services, Inc., as Operator. (Sheffield)

6.                                      Turbine Supply Agreement dated as of April 22, 2009, by and between First Wind Acquisition IV, LLC as Purchaser, and Clipper Turbine Works, Inc., as Supplier (Steel Winds II).

7.                                      Omnibus Agreement, dated as of December 30, 2008, by and among First Wind Energy, LLC, Niagara Wind Power, LLC, First Wind Acquisition III, LLC, First Wind Acquisition IV, LLC, and First Wind Acquisition V, LLC, on the one hand, and Clipper Windpower, Inc., Clipper Turbine Works, Inc., and Clipper Fleet Services, Inc. on the other hand.

Schedule 11

Top-Up Amount Schedule

(See Attached)

Schedule 11 Top Up Schedule

Project	Contract	QP Determination	Vendor	WTGType	#WTGs	MWs	Contract Price	Holdback Percentage	Holdback Amount	Adjusted Value	Advance Rate	Maximum Debt Capacity
KWP II	702001	QP	GE	1.5 SE	14	21	*****	*****	*****	*****	*****	*****
Oakfield	351-503664 (TPO #10)	QP	GE	1.5 SLE	28	42	*****	*****	*****	*****	*****	*****
Oakfield	1-J3XTQ	QP	GE	1.5 SLE	9	13.5	*****	*****	*****	*****	*****	*****
Oakfield	700857	QP	GE	1.5 SLE	34	51	*****	*****	*****	*****	*****	*****
Stetson II	J3XU5	QP	GE	1.5 SLE	17	25.5	*****	*****	*****	*****	*****	*****
Rollins	351-702737	QP	GE	1.5 SLE	40	60	*****	*****	*****	*****	*****	*****
Total Wind Acq I					142	213	*****		*****	*****		224,282,543
Steel Winds II	TSA-6	QP	Clipper	C96	6	15	*****	*****	*****	*****	*****	*****
Sheffield	Sheffield	QP	Clipper	C96,C93	16	40	*****	*****	*****	*****	*****	*****
Total Wind Acq IV					22	55	*****		*****	*****		43,063,720

									Less:	Less:	Equals
Appraised Value	Contract Value	“Value”	Holdback Percentage	Holdback Amount	Adjusted Value	Advance Rate	“TMDCT”	“TMDCT”	TMDCT”	Contributed Equity	Top Up Requirement
*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	—	—
*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	—	—
*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	—	—
*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	—	—
*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	—	—
*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	—	—
*****	*****	*****		*****			224,282,543	224,282,543	224,282,543	—	—
*****	*****	*****	*****		*****	*****	*****	*****	*****	—	—
*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	—	—
*****	*****	*****		*****			43,063,720	43,063,720	43,063,720	—	—

Current Top Up Cap	*****
Net Top Up Amount

Schedule 12

Post Closing Deliverables

1.                                       Accounts. On or before January 15, 2009, Holdings shall deliver (or cause to be delivered) to the Collateral Agent written evidence that all accounts of Holdings or its subsidiaries currently maintained at Bank of America are either covered by one or more account control agreements in form and substance reasonably satisfactory to the Collateral Agent or that such accounts have been closed and moved to Citibank, N.A. ("Citibank") and are covered by one or more account control agreements in form and substance similar to the account control agreement(s) (in relation to accounts of Holdings and certain of its subsidiaries) entered into by the Collateral Agent, Holdings and Citibank on or before the Effective Date, or in such other form as the Collateral Agent may approve, providing for the perfection of the Collateral Agent's security interest in all deposit accounts constituting part of the Collateral under, and subject to, the Amended Documents.

2.                                       Mortgages. On or before the applicable date set forth in the chart contained in Section 4 below, each Project Company shall deliver (or cause to be delivered) to the Collateral Agent a fully executed (except for the Collateral Agent) Mortgage in favor of the Collateral Agent (each of which mortgage shall be in form and substance suitable for recordation in the applicable jurisdiction), and each such Mortgage shall be recorded, as follows:

With respect to each Project, one or more Mortgages shall be recorded on (i) the site(s) on which Turbines will be erected on the earlier to occur of (A) the date of erection of the Turbines thereon and (B) the date specified in the below chart and (ii) the remaining real property rights on or before the date for recording specified in the below chart; provided further that, with respect to the property rights described only in the foregoing clause (ii), none of Holdings or its affiliates shall be obligated to make any payment to any such counterparty (other than covering legal fees, filing fees and other transaction costs in the Borrower's sole discretion) to induce such counterparty to enter into such security arrangement.

3.                                       Title Insurance. The Borrower shall deliver to the Agent a copy of any title reports with respect to the interest of Holdings or any applicable Project Company in each project site as soon as reasonably practicable after receipt of the same by the Borrower or the applicable Project Company. On or before (a) December 31, 2008, in connection with the sites on which Turbines are in such types and amounts as may be reasonably required giving due regard for the development stage of the Project and the amount of the obligations secured thereby.

4.                                       Consents to Assignment. On or before the date set forth in the chart in Section 4 below, each Project Company shall deliver a fully executed (except for the Collateral Agent) Consent (which Consent shall be in form and substance reasonably satisfactory to the Collateral Agent in light of the types of Consents entered into for projects of this type) for each Material Project Document to which such Project Company is a party that is:

SECOND AMENDED AND RESTATED

SECURED PROMISSORY NOTE

FIRST WIND ACQUISITION IV, LLC

(a)                                  a power purchase, renewable energy credit sales or other revenue agreement,

(b)                                 an interconnection agreement,

(c)                                  the Turbine Supply Documents,

(d)                                 a balance of plant construction agreement,

(e)                                  a substation transformer purchase agreement, and

(f)                                    a payment in lieu of taxes agreement;

provided, that (x) the time period set forth in the below chart shall be extended for such additional period as may be reasonably necessary to obtain the signature of the counterparty to such Consent so long as the Project Company is using diligent and commercially reasonable efforts to satisfy this requirement, (y) promptly (but in any event within ten (10) Business Days) after receipt of comments from any such counterparty requesting modifications to the Consent, the Collateral Agent shall respond with counterproposals thereto and (z) notwithstanding any of the foregoing in this Section 2, none of the Project Company nor any of its Affiliates shall be obligated to make any payment to any such counterparty to induce such counterparty to enter into such Consent.

5.                                       Chart of Time Periods. The following is the chart containing the delivery dates for the deliverables referenced in Sections 2 and 3 above. The deliverables are required in connection with the Financing Agreement (as defined in the Omnibus Agreement) stated in parentheses.

Type of Basic Document, Project and Financing Agreement	Delivery Date

Execution and delivery of the Mortgage(s) for the Stetson II Project (FWA Note)	12/31/08

Execution and delivery of Mortgage(s) for the Rollins Project (FWANote)	12/31/08

Execution and delivery of Mortgage(s) for the Oakfield Project (FWA Note)	12/31/08

Execution and delivery of Mortgage(s) for the Sheffield Project (WA IV)	2/28/09

Execution and delivery of Mortgage(s) for the Steel Winds II Project(WA IV)	9/15/09

Consents for Sheffield and Steel Winds II (WA IV)	9/15/09

Recordation of Mortgage(s) for Rollins, Oakfield, Stetson II, Sheffield, Steel Winds II (FWA Note)	Prior to erection of any Turbines at the applicable Project site, or upon an Event of Default at Agent's election

Recordation of any other Mortgage(s) not previously recorded	Upon an Event of Default atAgent's election

Mortgage for KWP II (FWA Note)	No Mortgage will be given

Consents for Rollins (FWA Note)	N/A

Consents for Stetson II (FWA Note)	N/A

Consents for Oakfield (FWA Note)	N/A

Consents for KWP II (FWA Note)	N/A

Schedule 13

Loan Capacity

(See Attached)

SECOND AMENDED AND RESTATED

SECURED PROMISSORY NOTE

FIRST WIND ACQUISITION IV, LLC

Schedule 13 — Loan Capacity

						Maximum Loan
Project	Contract	Vendor	WTG Type	# WTGs	MWs	Amount

KWPII	702001	GE	1.5 SE	14	21	*****
Oakfield	351-503664 (TPO #10)	GE	1.5 SLE	28	42	*****
Oakfield	1-J3XTQ	GE	1.5 SLE	9	13.5	*****
Oakfield	700857	GE	1.5 SLE	34	51	*****
Stetson II	J3XU5	GE	1.5 SLE	17	25.5	*****
Rollins	351-702737	GE	1.5 SLE	40	60	*****

Total Wind Acq I				142	213	224,282,543

Steel Winds II	TSA-6	Clipper	C96	6	15	*****
Sheffield	Sheffield	Clipper	C96,C93	16	40	*****
Total Wind Acq IV				22	55	43,063,720